Exhibit 4.5

Execution Copy

LOAN AND TRUST AGREEMENT

among

HILLSBOROUGH COUNTY INDUSTRIAL

DEVELOPMENT AUTHORITY,

TAMPA ELECTRIC COMPANY

and

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., as Trustee

Dated as of June 1, 2002

And Providing for the Issue of

One or More Series of

Hillsborough County Industrial Development Authority

Pollution Control Revenue Refunding Bonds

(Tampa Electric Company Project)

Including:

Series 2002

- i -

- ii -

- iii -

- iv -

Exhibit 4.5

ARTICLE I. INTRODUCTION AND DEFINITIONS.

Section 101. Description of the Agreement and the Parties. This LOAN AND TRUST AGREEMENT (the “Agreement”) is entered into as of June 1, 2002, by the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the “Authority”), TAMPA ELECTRIC COMPANY, a Florida corporation (the “Company”) and THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., as trustee, a national banking association duly organized and existing under the laws of the United States of America and having its principal corporate trust office in the City of Jacksonville, Florida, which is authorized under such laws to exercise corporate trust powers and is subject to examination by federal authorities (said banking association and any bank or trust company becoming successor trustee under this Agreement, the “Trustee”).

This Agreement provides for the following transactions:

(a) the Authority’s issue of Bonds for the purpose of refunding bonds previously issued to finance the Project, including the Series 2002 Bonds;

(b) the Company’s repayment of the loan of Bond proceeds from the Authority through payment to the Trustee or the Paying Agent of all amounts necessary to pay principal, premium, if any, and interest on the Bonds issued by the Authority; and

(c) the Authority’s assignment to the Trustee in trust for the benefit and security of the Bondowners of the Revenues to be received hereunder and the rights to receive the same and the security therefor.

In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Authority, the Company and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondowners.

Section 102. Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

“Act” means the Constitution of the State of Florida, the Florida Industrial Development Financing Act, Parts II and III of Chapter 159, Florida Statutes, a resolution of the Board of County Commissioners of Hillsborough County, Florida adopted October 27, 1971 organizing the Hillsborough County Industrial Development Authority, and other applicable provisions of law.

“Administrative Expenses” means the direct, out-of-pocket expenses incurred by the Authority pursuant to this Agreement and reasonable in amount and the compensation of the Trustee, the Paying Agent and the Registrar and the direct, out-of-pocket expenses of the Trustee, including fees and disbursements of its counsel, incurred by the Trustee and reasonable in amount.

“Authorized Denominations” means, unless otherwise provided, $5,000 or any multiple thereof.

“Authorized Officer” means: (i) in the case of the Authority, the Chairman, Vice Chairman, the Secretary or Assistant Secretary, and when used with reference to an act or document of the Authority also means any other person authorized to perform the act or execute the document; and (ii) in the case of the Company, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary and any other person designated by one of the foregoing officers.

“Bond Counsel” means any nationally recognized bond counsel selected by the Company and satisfactory to the Trustee and the Authority.

“Bondowners” means the registered owners of the Bonds from time to time as shown in the books kept by the Registrar as transfer agent.

Any reference to a majority or a particular percentage or proportion of the Bondowners shall mean the holders at the particular time of a majority or of the specified percentage or proportion in aggregate principal amount of all Bonds then outstanding under this Agreement, exclusive of any such Bonds held by the Company or the Authority or any agent or affiliate of said parties; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying upon any direction or consent given or action taken by Bondowners, only the Bonds which such Trustee actually knows are so held shall be so excluded.

“Bond Resolution” means the resolutions adopted by the Authority authorizing the issuance of the Bonds.

“Bonds” means the Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), including the Series 2002 Bonds, issued pursuant to the terms of this Agreement and agreements supplemental hereto.

“Business Day” means a day on which banks in each of the cities in which the Principal Offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

“Chairman” means the person at the time occupying the office of Chairman or Vice Chairman of the Authority or any successor to the principal functions thereof.

“Certified Resolution” means a copy of a resolution or resolutions certified by the Secretary of the Authority, under its seal, to have been duly adopted by the Authority and to be in full force and effect on the date of such certification.

“Corporation” means and includes corporations, partnerships, joint ventures, associations, companies, limited liability companies, joint-stock companies and business trusts.

“Counsel” means an attorney at law (who may be of counsel to the Authority or the Company) satisfactory to the Trustee.

“County” means Hillsborough County, Florida.

“Debt Service Fund” means the fund established with the Trustee or the Paying Agent pursuant to Section 304.

“Depositary” means with respect to the Bonds of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary in Section 402 or by the Company pursuant to Section 301.

“DTC” has the meaning specified in Subsection 301(d).

“First Mortgage” means the Indenture of Mortgage, dated as of August 1, 1946, as heretofore and hereafter supplemented and amended, currently by and between the Company and State Street Bank and Trust Company, as trustee.

“First Mortgage Bond Fund” means the fund established with the Trustee pursuant to Section 306.

“First Mortgage Bonds” means the first mortgage bonds to be created by a supplemental indenture to the First Mortgage and, at the option of the Company, delivered to the Trustee pursuant to Section 203 as security for the Company’s obligation to pay the principal of, premium, if any, and interest on the Bonds.

“Global Security” means a Bond in the form prescribed in Section 301 evidencing all or a part of a series of Bonds, issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or nominee.

“Government or Equivalent Obligations” means (i) obligations issued or guaranteed by the United States of America; and (ii) certificates evidencing ownership of the right to the payment of the principal of and interest on obligations described in clause (i), provided that such obligations are held in the custody of a bank or trust company satisfactory to the Trustee or the Authority, as the case may be, in a special account separate from the general assets of such custodian.

“Interest Payment Date” means each date on which scheduled payments of interest are required to be made.

“IRC” means the Internal Revenue Code of 1986, and the Treasury Regulations promulgated thereunder to the extent applicable to any series of Bonds, as amended from time to time.

“Maturity Date” means, with respect to each series of Bonds, the maturity date of such series of Bonds.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with notice to the Trustee and the Authority.

“Officer’s Certificate” means a certificate signed by the Chairman or Vice Chairman of the Authority.

“Outstanding” when used to modify Bonds, refers to Bonds issued under this Agreement, excluding: (i) Bonds which have been exchanged, replaced or delivered to the Trustee for credit against a principal payment; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which moneys have been duly provided to the Trustee or the Paying Agent; and (iv) Bonds for which there have been irrevocably set aside sufficient funds, or Government or Equivalent Obligations bearing interest at such rates, and with such maturities as will provide sufficient funds, without reinvestment, to pay or redeem them, provided, however, that if any such Bonds are to be redeemed prior to maturity, the Company shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee.

“Paying Agent” means the Paying Agent designated from time to time pursuant to Section 814. “Principal Office” of the Paying Agent means the office thereof designated as such in writing to the Authority, the Trustee and the Company.

“Permitted Investments” means (a) Government or Equivalent Obligations, (b) certificates of deposit or other interest-bearing obligations of any bank or trust company (including the Trustee and the trustee under the First Mortgage) authorized to engage in the banking business which shall have a combined capital, surplus and undivided profits aggregating not less than ten million dollars ($10,000,000), (c) bonds and other obligations issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing, (d) commercial paper and other corporate debt securities rated, on the date of purchase, in one of the highest two categories by Moody’s or S&P, (e) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee and the trustee under the First Mortgage) which has a combined capital, surplus and undivided profits of not less than ten million dollars ($10,000,000), (f) auction-rate preferred stock rated, on the date of purchase, in the highest category by Moody’s or S&P, (g) participation in 28-day auction-rate tax-exempt funds rated, on the date of purchase, in the highest category by Moody’s or S&P, or (h) taxable or tax-exempt money market funds rated “AAAm” or AAAmG” or better by S&P or “Aaa” by Moody’s, including money market funds of the Trustee which satisfy such requirements.

“Person” means any individual, Corporation, trust or government or any agency or political subdivision thereof.

“Project” means, collectively, certain air and water pollution and waste control facilities located at the Units including any structures, machinery, fixtures, improvements and equipment, all as described in Exhibit A attached hereto, and in agreements supplemental hereto relating to each series of Bonds other than the Series 2002 Bonds, as the same may be amended from time to time, together with all additions thereto and substitutions therefor, less any deletions therefrom, as they may at any time exist.

“Record Date” means, unless otherwise specified, the fifteenth day next preceding such Interest Payment Date.

“Redemption Fund” means the fund established with the Trustee or the Paying Agent pursuant to Section 305.

“Refunded Bonds” means the Series 1972 Bonds and the Series 1991-92 Bonds.

“Registrar” means the registrar appointed in accordance with Section 816. “Principal Office” of the Registrar shall mean the office thereof designated as such in writing to the Authority, the Trustee and the Company.

“Revenues” means and includes all payments by or on behalf of the Company to or for the account of the Authority under this Agreement and all other revenues derived by the Authority from or in connection with this Agreement, including the income thereon and the investment thereof, if any, and any moneys received on the First Mortgage Bonds but not including payments with respect to the indemnification or reimbursement of certain expenses of the Authority under Sections 308(b)(i), 604 and 1011 of this Agreement or under any other guaranty or indemnification agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and their assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with notice to the Trustee and the Authority.

“Secretary” means the person at the time occupying the office of the Secretary or Assistant Secretary of the Authority or any successor to the principal functions thereof.

“Series 1972 Bonds” means the Authority’s Pollution Control Revenue Bonds (Tampa Electric Company Project), Series 1972 outstanding in the principal amount of $22,085,000.

“Series 1972 Trustee” means the trustee under the Trust Indenture dated as of March 1, 1972, as amended, with the Authority under which the Series 1972 Bonds were issued.

“Series 1991-92 Bonds” means the Authority’s Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 1991 and Series 1992 outstanding in the aggregate principal amount of $125,000,000.

“Series 1991-92 Trustee” means the trustee under the Trust Indenture dated as of August 1, 1981, as amended, with the Authority under which the Series 1991-92 Bonds were issued.

“Series 2002 Bonds” means the Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2002 issued pursuant to the terms of this Agreement.

“Series 2002 Bonds Due 2013” means the Series 2002 Bonds with a Maturity Date of October 1, 2013.

“Series 2002 Bonds Due 2023” means the Series 2002 Bonds with a Maturity Date of October 1, 2023.

“State” means the State of Florida.

“Trustee” means The Bank of New York Trust Company of Florida, N.A., a national banking association, and its successor or successors as Trustee hereunder. “Principal Office” of the Trustee shall mean 10161 Centurion Parkway, Jacksonville, Florida 32256, or such other office thereof designated as such in writing to the Authority and the Company.

“UCC” means the Florida Uniform Commercial Code.

“Units” means Unit Nos. 1, 2, 3 and 4 of the Big Bend Station and Unit Nos. 1, 2, 3, 4, 5 and 6 of the Gannon Station electric generating facilities of the Company, and related support facilities, as they may at any time exist.

Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.

ARTICLE II. THE ASSIGNMENT AND PLEDGE.

Section 201. The Assignment and Pledge of Revenues and Funds. The Authority assigns and pledges to the Trustee in trust upon the terms hereof (a) all Revenues to be received from the Company or derived from any security provided hereunder, and (b) all rights to receive such Revenues and the proceeds of such rights, and all other rights and interests of the Authority provided hereunder, provided, however, that this assignment and pledge does not include the rights of the Authority pursuant to Sections 308(b)(i), 604 and 1011.

Section 202. Defeasance. When there have been irrevocably deposited in the Debt Service Fund and Redemption Fund sufficient funds, or Government or Equivalent Obligations in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds to pay or redeem the Bonds in full, and when all the rights hereunder of the Authority, the Trustee and the Paying Agent have been provided for, upon written notice from the Company to the Authority, the Trustee and nationally recognized securities rating agencies, the Bondowners shall cease to be entitled to any benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, the security interests created by this Agreement (except in such funds and investments) shall terminate, and the Authority and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that if any such Bonds are to be redeemed prior to the maturity thereof, the Trustee shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee and the Paying Agent. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose, subject, however, to Section 903, and moneys held for defeasance shall be invested only as provided above in this section. Any funds or property held by the Trustee or the Paying Agent and not required for payment or redemption of the Bonds in full shall be distributed to the Company as provided in Section 903.

Section 203. Pledge of First Mortgage Bonds.

(a) In order to provide collateral security for the Company’s obligations to make payments of principal, premium, if any, and interest on the Bonds, as required under this Agreement, the Company may elect to issue and deliver to the Trustee a series of First Mortgage Bonds (i) registered in the name of the Trustee, (ii) which shall have the same stated rate or rates of interest prior to maturity, payable at the same times, and (iii) which shall become due in the same principal amount or amounts, either by redemption, through operation of a sinking fund or by maturity, on the same date or dates, as the Bonds. The First Mortgage Bonds shall be held subject to the terms and provisions of this Agreement and the First Mortgage.

(b) To exercise the election described in Subsection 203(a), the Company shall, not less than 14 days prior to the proposed date of delivery of the First Mortgage Bonds (i) give to the Authority, the Trustee and any nationally recognized securities rating agencies which have rated the Bonds written notice that shall designate the date on which such series of First Mortgage Bonds shall be delivered and (ii) deliver to the Trustee and the Authority a written opinion of Bond Counsel to the effect that such election and the delivery of such series of First Mortgage Bonds will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

Section 204. Release of First Mortgage Bonds. To the extent that (a) Bonds have been paid or become due and sufficient moneys are held by the Trustee in trust for the payment thereof, (b) Bonds are deemed to have been paid in accordance with Section 202 and (c) Bonds (other than Bonds which have been redeemed or called for redemption) have been delivered to, or have been acquired by, the Trustee and canceled and other Bonds of the same series shall not be issuable in lieu thereof, in substitution therefor, in exchange therefor or upon registration of transfer thereof, the obligation of the Company to make payments with respect to the principal, premium, if any, and interest on the First Mortgage Bonds shall be satisfied and discharged and the Trustee shall release and surrender to the Company First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of such Bonds, bearing the same rate or rates of interest as such Bonds and becoming due, either by redemption through operation of a sinking fund or by maturity, on the same date or dates as such Bonds.

Section 205. Further Assurances. The Company, the Authority and the Trustee shall from time to time execute, deliver and register, record and file such instruments as the Authority or the Trustee may reasonably require to confirm, perfect or maintain the security created or intended to be created hereby.

ARTICLE III. THE BORROWING.

Section 301. The Bonds.

(a) Amount Unlimited; Issuable in Series.

The aggregate principal amount of Bonds that may be authenticated and delivered under this Agreement is unlimited. The Bonds may be issued in one or more series, and the following terms of each series, other than the terms of the Series 2002 Bonds established under this Agreement, shall be established in one or more agreements supplemental hereto, prior to the issuance of Bonds of any series:

(i) the title of the Bonds of the series (which shall distinguish the Bonds of the series from all other Bonds);

(ii) any limit upon the aggregate principal amount of the Bonds of the series which may be authenticated and delivered under this Agreement;

(iii) the Person to whom any interest on a Bond of the series shall be payable, if other than the Person in whose name that Bond is registered at the close of business on the Record Date for such interest;

(iv) the date or dates on which the principal of the Bonds of the series is payable and the Maturity Date of the Bonds of such series;

(v) the rate or rates (or method for establishing the rate or rates) at which the Bonds of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Record Date for the interest payable on any Interest Payment Date (or method for establishing such date or dates);

(vi) the place or places where the principal of (and premium, if any) and interest on Bonds of the series shall be payable;

(vii) the period or periods within which, the price or prices at which and the terms and conditions upon which Bonds of the series may be redeemed, in whole or in part, at the option of the Company;

(viii) the obligation, if any, of the Company to redeem or purchase Bonds of the series pursuant to any sinking fund or analogous provisions or upon other conditions or at the option of a Bondowner and the period or periods within which, the price or prices at which and the terms and conditions upon which Bonds of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(ix) if other than denominations of $5,000 and any integral multiple thereof, the denominations in which Bonds of the series shall be issuable;

(x) if other than the full principal amount thereof, the portion of the principal amount of Bonds of the series which shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 901;

(xi) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any) and/or interest on the Bonds of such series shall be payable;

(xii) in the case of Bonds of a series the terms of which are not established pursuant to subsection (xi) above, the application, if any, of Section 202 to the Bonds of such series; or, in the case of Bonds the terms of which are established pursuant to subsection (xi) above, the adoption and applicability to such Bonds of any terms and conditions similar to those contained in Section 202;

(xiii) whether the Bonds of the series shall be issued in the form of a temporary Global Security representing all of the Bonds of such series and the terms for exchange of such temporary Global Security for definitive Bonds of such series;

(xiv) whether the Bonds of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Bonds, which Depositary shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

(xv) a description of the Project financed with the proceeds of such Bonds or with the proceeds of bonds refunded with the proceeds of such Bonds; and

(xvi) any other terms of the series (which terms shall not be inconsistent with the provisions of this Agreement).

All Bonds of any one series shall be substantially identical except as to interest rates, method for determining interest rates, Interest Payment Dates, Record Dates, redemption terms, Maturity Date, denomination, date of authentication, currency, any index for determining amounts payable, and except as may otherwise be provided in or pursuant to such agreement supplemental hereto.

(b) Details of the Bonds.

(i) The Bonds of each series shall be issued upon the Authority’s written request, upon a resolution duly adopted by the Authority, in fully registered form and shall be numbered from 1 upwards in the order of their issuance, or in any other manner deemed appropriate by the Paying Agent and the Authority. The Bonds shall be issuable as fully registered bonds without coupons in Authorized Denominations.

(ii) Each Bond shall be dated the date of original delivery thereof and shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth, on the Maturity Date. Each Bond shall bear interest from the Interest Payment Date to which interest has been paid or duly provided for next preceding its date of authentication, unless (A)

such date shall be prior to the first Interest Payment Date, in which case such Bond shall bear interest from the date of first authentication and delivery of Bonds hereunder or (B) such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case such Bond shall bear interest from such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds or, if no interest has been paid or duly provided for on the Bonds, from the date of the first authentication and delivery of Bonds hereunder. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate borne by the Bonds on the date on which such principal or such interest became due and payable.

(iii) The Bonds shall be signed on behalf of the Authority by the manual or facsimile signature of the Chairman and the Secretary and the corporate seal of the Authority or a facsimile thereof shall be engraved or otherwise reproduced thereon. The authenticating certificate of the Paying Agent shall be manually signed on behalf of the Paying Agent as authenticating agent.

(iv) In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

(v) The principal of, premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts, and such principal and premium, if any, shall be payable at the Principal Office of the Paying Agent or its successor in trust. Payment of interest on any Interest Payment Date on any Bond shall be made to the Bondowner thereof as of the close of business on the Record Date immediately prior thereto and shall be made (A) by check mailed on the Interest Payment Date to such Bondowner at his address as it appears on the registration books of the Authority or at such other address as is furnished the Paying Agent in writing by such Bondowner not later than the close of business on the Record Date immediately prior to an Interest Payment Date, or (B) transmitted by wire transfer in immediately available funds to the accounts with commercial banks located within the United States of America of those Bondowners holding Bonds of a series in the principal amount of not less than $1,000,000 and which shall have provided wire transfer instructions to the Paying Agent prior to the close of business on such Record Date, except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondowners in whose names any such Bonds are registered at the close of business on the fifth (5th) Business Day next preceding the date of payment of such defaulted interest.

(vi) None of the Bonds issued under this Agreement, including the Series 2002 Bonds, nor any of the principal, premium, if any, and interest thereon shall be deemed to constitute a debt, liability or obligation of the State of Florida or any political subdivision, agency or instrumentality thereof, including, without limitation, the Authority and Hillsborough County. Neither the Authority, Hillsborough County nor the State of Florida or

any political subdivision, agency or instrumentality thereof, shall be obligated to pay any Bond, or the principal, premium, if any, or interest thereon except from the payments from the Company, and neither the faith and credit nor the taxing power of any authority or county, including without limitation the Authority and Hillsborough County, or of the State of Florida or any political subdivision, agency or instrumentality thereof is pledged to the payment of the principal of, premium, if any, or interest on any Bond.

(c) Form of Bonds. Except to the extent otherwise specified in an agreement supplemental hereto specify in the terms of a series, the Bonds shall be issued in substantially the form set forth in Exhibit B attached hereto with appropriate modifications to reflect the interest rate of the Bonds in effect from time to time.

(d) Registration of Bonds in the Book-Entry Only System.

(i) The provisions of this Subsection 301(d) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of The Depository Trust Company (“DTC”) while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 301(d)) is in effect.

(ii) The Bonds shall be issued in the form of separate single authenticated fully registered Bonds in substantially the form provided for in Subsection 301(c) and in the amount of each separate stated maturity of such Bonds. On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Registrar in the name of CEDE & CO., as nominee of DTC as agent for the Authority in maintaining the Book-Entry Only System. With respect to Bonds registered in the registry books kept by the Registrar in the name of CEDE & CO., as nominee of DTC, the Authority, the Paying Agent, the Company and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the Person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to any Participant, any Beneficial Owner or any other Person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, or (C) the payment to any Participant, any Beneficial Owner or any other Person, other than DTC, of any amount with respect to the principal or premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Authority’s obligations with respect to the principal of and premium, if any, and interest on Bonds to the extent of the sum or sums so paid. No Person other than DTC shall receive an authenticated Bond evidencing the obligation of the Authority to make payments of principal and premium, if any, and interest pursuant to this Agreement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words “CEDE & CO.” in this Agreement shall refer to such new nominee of DTC.

(iii) Upon receipt by the Trustee and the Authority of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Paying Agent shall issue, transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Authority, the Paying Agent and the Trustee to do so, the Trustee, the Paying Agent and the Authority will, at the expense of the Company, cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available Bonds registered in whatever name or names the Bondowners transferring or exchanging Bonds shall designate.

(iv) In the event the Company determines that the Beneficial Owners should be able to obtain Bond certificates, the Company may so notify DTC, the Paying Agent and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Paying Agent shall issue, transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Paying Agent to do so, the Paying Agent will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate.

(v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the blanket letter of representation from the Authority to DTC dated June 1, 1997.

(vi) Notwithstanding any provision in Section 302 to the contrary, so long as all of the Bonds Outstanding are held in the Book-Entry Only System, if less than all of such Bonds of any one maturity are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds of such maturity to be redeemed shall be selected by DTC in such manner as DTC may determine.

(e) Conditions for Issuance of Additional Bonds. At any time and from time to time after the execution and delivery of this Agreement, the Company and, at the request of the Company, the Authority and the Trustee may enter into a supplemental agreement providing for the issuance of a series of Bonds in addition to the Series 2002 Bonds or additional Series 2002 Bonds; and the Trustee shall authenticate and make available for delivery of such Bonds upon receipt of the following:

(i) a copy of the Bond Resolution of the Authority approving the issuance of the Bonds of such series;

(ii) an executed supplemental agreement;

(iii) an opinion of counsel to the Company which shall state that such supplemental agreement is the valid and binding obligation of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to affecting the enforcement of creditors’ rights and to general equity principles;

(iv) an opinion of counsel for the Authority stating that the issuance of such Bonds has been duly authorized, and that all conditions precedent to the delivery of such Bonds have been fulfilled, and that such Bonds, when authenticated and delivered by the Trustee in the manner and subject to any conditions specified in such opinion of counsel, are valid and binding obligations of the Authority enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to affecting the enforcement of creditors’ rights and to general equity principles; and

(v) an opinion of Bond Counsel stating that the issuance of such Bonds and the application of such additional proceeds of such Bonds for the purpose or purposes described in the Bond Resolution described in subparagraph (i) of this section will not cause the interest on any Bonds theretofore issued under this Agreement and then outstanding to become includable in gross income for federal income tax purposes and that the interest on such Bonds will not be includable in gross income for federal income tax purposes.

Notwithstanding that such form or terms have been so established, the Trustee shall not be required to authenticate such Bonds if the issue of such Bonds pursuant to this Indenture would adversely affect the Trustee’s own rights, duties or immunities under the Bonds and this Agreement or otherwise in a manner that is not reasonably acceptable to the Trustee.

(f) Authentication. No Bond shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been fully authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

Section 302. Redemption of the Bonds.

(a) Optional Redemption. The provisions as to redemption of the Bonds of a series other than the Series 2002 Bonds shall be specified in the agreement supplemental hereto specifying the terms of the Bonds of such series.

(b) Special Mandatory Redemption Upon Taxability. If, as a result of the failure of the Company to observe any covenant, agreement or representation in this Agreement, a court of competent jurisdiction or any administrative agency finally determines (such determination not to be considered final unless the Company has been given written notice and, if it so desires, has been afforded an opportunity, at the Company’s expense, to contest, either directly or in the name of any holder of a Bond, any such determination or until the conclusion of any appellate review if sought by the Company) that the interest payable on any Bond is includable for federal income tax purposes in the gross income, as defined in Section 61 of the IRC, of any Bondowner (other than a “substantial user” of the Project or a “related person,” as defined in the IRC), the Bonds shall be subject to special mandatory redemption prior to maturity, as a whole, or in part if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (and if in part, to be selected by the Paying Agent or by DTC, as applicable, by lot or in any other customary manner as determined by the Paying Agent or by DTC, as applicable) at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, without premium. The Company will give notice to the Authority and the Paying Agent in writing of the amount of Bonds to be redeemed and of the date selected for such redemption not later than 90 days after the date of such final determination, such redemption date to be not more than 180 days after the date of such final determination.

(c) Extraordinary Optional Redemption. The Bonds are subject to redemption prior to maturity at the option of the Company, by notice to the Trustee and the Authority, in whole, at any time, at a redemption price equal to the principal amount of the outstanding Bonds, plus accrued interest thereon to the date of redemption, without premium, on any date selected by the Company, but not less than 45 days after nor more than 180 days after the Company shall have given notice of its exercise of the right to make such prepayment. The Company may exercise its right to cause the Bonds to be redeemed at its option, if

(i) in the opinion of the Company, the continued operation by the Company of all or substantially all of the Units is impracticable, uneconomical or undesirable due to (A) the imposition of taxes or other liabilities or burdens not being imposed as of the date of the Bonds, (B) changes in technology or in the economic availability of raw materials or operating supplies or equipment or (C) destruction of or damage to all or a substantial portion of such Units; provided, however, that the Company may not exercise its right to redeem the Series 2002 Bonds for reasons described in this clause (i) if any portion of the redemption price is to be paid from the proceeds of tax-exempt bonds;

(ii) all or substantially all of the Units shall have been condemned or taken by eminent domain;

(iii) the operation by the Company of all or substantially all of the Units shall have been enjoined and the Company shall have been prevented from carrying on normal operations at such Units for a period of six months or more; or

(iv) in the event the First Mortgage Bonds have been issued, all or substantially all the mortgaged and pledged property constituting bondable property (as defined in the First Mortgage) which at the time shall be subject to the lien of the First Mortgage as a first lien shall be released from the lien of the First Mortgage pursuant to the provisions thereof, and available moneys in the hands of the trustee or trustees at the time serving as such under the First Mortgage, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the first mortgage bonds of all series issued pursuant to the First Mortgage at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

For purposes of clause (i) of this Subsection 303(c), the “opinion of the Company” shall be expressed to the Authority and the Trustee by delivery of a certified copy of a resolution of the Board of Directors of the Company or the Executive Committee thereof stating that it is the opinion of said Board of Directors or Executive Committee that the circumstances, situations or conditions described in subclause (A), (B) or (C) of such clause (i) exist to the extent required for the Company to exercise the option provided.

(d) Payment of Redemption Price and Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the Debt Service Fund to the extent available therein. To the extent not otherwise provided, the Company shall deposit with the Paying Agent prior to the redemption date a sufficient sum to pay the redemption price of and accrued interest on the Bonds.

(e) Notice of Redemption.

(i) Notice of the call for any redemption of Bonds or any portion thereof (which shall be in Authorized Denominations, except as provided in Section 302(b)) pursuant to this Section 302 shall be given by the Trustee in the name of the Authority by mailing a copy of the redemption notice by first-class mail to the owner of any Bonds to be redeemed in whole or in part at the address shown on the registration books. Such notice shall (i) identify the Bonds or portions thereof to be redeemed and the CUSIP number of such Bonds, (ii) specify the redemption date, the redemption price, and the place and manner of payment and (iii) state that such Bonds will be redeemed at the designated corporate trust office of the Paying Agent, and that from the redemption date interest will cease to accrue. Unless otherwise provided in an agreement supplemental hereto with respect to any series of Bonds, such notice of redemption shall be given at least 30 days prior to the date fixed for redemption to the owners of Bonds to be redeemed; provided, however, that failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds with respect to which no such failure or defect occurred. Upon presentation and surrender of Bonds so called for redemption in whole or in part at the place or places of payment, such Bonds or portions thereof shall be redeemed.

(ii) Any notice mailed as provided in this section shall be conclusively presumed to have been duly given, whether or not the Bondowner receives the notice.

(f) Selection of Bonds for Redemption. If less than all of the outstanding Bonds are to be called for redemption, the portion of the Bonds to be redeemed will be selected by the Trustee by lot or in any customary manner as determined by the Trustee; provided, however, that for so long as DTC or its nominee is Bondowner of such Bonds, the particular Bonds or portions thereof to be redeemed shall be selected by DTC, in such manner as DTC may determine.

(g) Partial Redemption of Bonds.

(i) In case a Bond is of a denomination in excess of the minimum Authorized Denomination, all or a portion of such Bond may be redeemed provided the principal amount not being redeemed is in an Authorized Denomination.

(ii) Upon surrender of any Bond for redemption in part only, the Paying Agent shall authenticate and deliver to the owner thereof, without cost to the Bondowner, a new Bond or Bonds of Authorized Denominations in aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

Section 303. Application of Bond Proceeds. Upon the receipt of the proceeds of the initial sale of each series of Bonds, other than the Series 2002 Bonds, including accrued interest, if any, the Authority shall make payments from such proceeds as specified in the agreement supplemental hereto with respect to such series of Bonds.

Section 304. Debt Service Fund.

(a) A Debt Service Fund is hereby established and maintained by the Trustee if the Trustee also serves as the Paying Agent, and otherwise the Debt Service Fund shall be established and maintained by the Paying Agent, and moneys shall be deposited therein as provided in this Agreement. Accrued interest, if any, received upon the sale of Bonds shall be deposited in the Debt Service Fund. The moneys in, and any investment held as part of, the Debt Service Fund shall be held in trust and, except as otherwise provided, shall be applied solely to the payment of the principal, premium, if any, and interest on the Bonds. If at any time the amount deposited by the Company in the Debt Service Fund with respect to payments currently due pursuant to Section 308 is in excess of the amount required to be so deposited, the Trustee or the Paying Agent, as appropriate, shall, upon the request of the Company, transfer such excess to the Company unless there is then an Event of Default known to the Trustee or the Paying Agent, as appropriate, with respect to payments to the Debt Service Fund or to the Trustee, the Paying Agent or the Authority, in which case the excess shall be applied to such payments.

(b) The Company shall deposit moneys into the Debt Service Fund for the payment of Bonds in immediately available funds at the opening of business on the date on which the payment is required to be made hereunder.

Section 305. Redemption Fund.

(a) A Redemption Fund is hereby established and maintained by the Trustee if the Trustee also serves as the Paying Agent, and otherwise the Redemption Fund shall be established and maintained by the Paying Agent, and moneys shall be deposited therein as provided in this Agreement. The moneys in the Redemption Fund and any investments held as a part of such Fund shall be held in trust and, except as otherwise provided, shall be applied by the Trustee or the Paying Agent, as appropriate, on behalf of the Authority solely to the redemption of Bonds. The Trustee or the Paying Agent, as appropriate, may, and upon written direction of the Company for specific purchases shall, apply moneys in the Redemption Fund to the purchase of Bonds for cancellation at prices not exceeding the price at which they are then redeemable (or next redeemable if they are not then redeemable), but not within the forty-five (45) days preceding a redemption date. Accrued interest on the purchase of Bonds shall be paid by the Company.

(b) If on any date the amount in the Debt Service Fund is less than the amount then required to pay the principal of, premium, if any, and interest then due on the Bonds, the Trustee or the Paying Agent, as appropriate, shall transfer the amount in the Redemption Fund (other than any sum irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) to the Debt Service Fund to the extent necessary to meet the deficiency. The Company shall remain liable for any sums that it has not paid into the Debt Service Fund and any subsequent payment thereof shall be used to restore the funds transferred from the Redemption Fund to satisfy such deficiency.

(c) If any moneys in the Redemption Fund are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay the redemption price of Bonds called for redemption in accordance with this Agreement, then the Company shall immediately supply the deficiency.

Section 306. First Mortgage Bond Fund. A First Mortgage Bond Fund is hereby established with the Trustee. There shall be deposited to the credit of the First Mortgage Bond Fund all payments, if any, made on the First Mortgage Bonds, if any. The moneys in the First Mortgage Bond Fund shall be held by the Trustee in trust and applied first to the amounts which the Company may be required to pay to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund and the balance, if any, shall be transferred to the Redemption Fund and, pending such application, shall be subject to a lien and charge in favor of the Bondowners.

Section 307. Application of Moneys. If available moneys in the Debt Service Fund after any required transfers from the Redemption Fund are not sufficient on any day to pay all principal of, premium, if any, and interest on the Outstanding Bonds then due or overdue, such moneys (other than any sum in the Redemption Fund irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) shall, after payment of all charges and disbursements of the Trustee and Paying Agent in accordance with this Agreement, be applied (in the order such Funds are named in this section) first to the payment of interest (other than interest on Bonds owned by the Company), including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the payment of principal and premium, if any (other than principal of or premiums, if any, on Bonds owned by the Company), without regard to the order in which the same became due (in proportion to the amounts due). For this purpose interest on overdue principal shall be treated as coming due on the first day of each month. Whenever moneys are to be applied pursuant to this section, such moneys shall so be applied from time to time as the Trustee or the Paying Agent shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee or the Paying Agent shall apply such moneys pursuant to this section, it shall fix the date (which shall be the first of a month unless the Trustee or the Paying Agent shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee or the Paying Agent shall give such notice as it may deem appropriate of the fixing of any such date. When interest or a portion of the principal is to be paid on an overdue Bond, the Paying Agent may require presentation of the Bond for endorsement of the payment.

Section 308. Payments by the Company.

(a) Debt Service.

(i) Not later than the opening of business on the Business Day on which a payment of principal or interest is due, the Company shall pay or cause to be paid to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund an amount available on such payment date equal to such payment less the amount, if any, in the Debt Service Fund and available therefor.

(ii) The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect the date of issue of Bonds, accrued interest deposited in the Debt Service Fund, if any, and any purchase or redemption of Bonds so that there will be available on each payment date in the Debt Service Fund the amount necessary to pay the interest and principal due or coming due on the Bonds and so that accrued interest will be applied to the installments of interest to which it is applicable.

(iii) At any time when any principal of the Bonds is overdue, the Company shall also have a continuing obligation to pay to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund an amount equal to interest on the overdue principal but the installment payments required under this section shall not otherwise bear interest. Premiums, if any, shall not bear interest.

(iv) Payments by the Company to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund under this Agreement shall discharge the obligation of the Company to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal and interest on the Bonds when due, the Company shall supply the deficiency.

(b) Additional Payments.

(i) Within thirty (30) days after notice from the Authority, the Company shall pay to the Authority all its reasonable costs and expenses (except general administrative expenses or overhead) incurred by the Authority relating to the issuance of the Bonds, and for any continuing duties or obligations of the Authority relating to the Bonds, this Agreement or any other documents executed in connection therewith, including any audit or any modification, amendment or interpretation of this Agreement or the Bonds.

(ii) Within thirty (30) days after notice from the Trustee, the Company shall pay to the Trustee its reasonable fees and expenses as set forth in Section 802 of this Agreement.

(iii) Within thirty (30) days after notice from any Paying Agent, the Company shall pay to the Paying Agent its reasonable fees and expenses, as set forth in Section 802 of this Agreement.

(iv) Within thirty (30) days after notice from the Registrar, the Company shall pay to the Registrar its reasonable fees and expenses as set forth in Section 802 of this Agreement.

Section 309. Unconditional Obligation. To the extent permitted by law, the obligation of the Company to make payments to the Authority, the Paying Agent and the Trustee under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim and shall be a general obligation of the Company to which the full faith and credit of the Company are pledged.

Section 310. Mutilated, Destroyed, Lost or Stolen Bonds. In the event any Bond or temporary Bond is mutilated, lost, stolen or destroyed, the Paying Agent may authenticate a new Bond duly executed by the Authority of like date and denomination as that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Paying Agent, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Paying Agent evidence of such loss, theft or destruction satisfactory to the Paying Agent, together with indemnity to the Authority and the Paying Agent satisfactory to them. In the event any such Bond shall have matured, instead of issuing a duplicate Bond, the Paying Agent on behalf of the Authority may pay the same without surrender thereof. The Authority and the Paying Agent may charge the Bondowner with their reasonable fees and expenses in this connection. The Authority shall cooperate with the Paying Agent in connection with the issue of replacement Bonds, but nothing in this section shall be construed in derogation of any rights which the Authority, the Company or the Paying Agent may have to receive indemnification against liability, or payment or reimbursement of expenses, in connection with the issue of a replacement Bond. All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies.

Section 311. Temporary Bonds. Pending preparation of definitive Bonds of any series, or by agreement with the purchasers of all Bonds of any series, the Authority may issue and, upon its request, the Paying Agent shall authenticate, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in Authorized Denominations of substantially the tenor recited above. Upon request of the Authority, the Paying Agent shall authenticate definitive Bonds in exchange for any temporary Bonds upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

Section 312. Cancellation and Disposition of Bonds. All Bonds paid or redeemed, either at or before maturity shall be delivered to the Paying Agent when such payment or redemption is made, and such Bonds, together with all Bonds purchased by the Paying Agent and all Bonds surrendered in any exchanges or transfers, shall thereupon be promptly canceled. Bonds so canceled shall be disposed of by the Trustee in accordance with its customary procedures.

Section 313. Refunding Bonds. The Authority may issue, and expressly reserves the right to issue, to the extent permitted by law, refunding bonds under another indenture to refund all or any principal amount of the Bonds of any series; provided, however, that the net proceeds of any such bonds used to refund all or any principal amount of the Bonds of such series shall be paid directly to the Trustee for the Bondowners and shall not come into the possession or control of the Company.

ARTICLE IV. THE SERIES 2002 BONDS

Section 401. Establishment of Series. There is hereby created a series of Bonds to be known and designated as the Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project) Series 2002 (the “Series 2002 Bonds”). For the purposes of this Agreement, the Series 2002 Bonds shall constitute a single series of Bonds.

Section 402. Issuance of the Series 2002 Bonds; the Depositary.

(a) The initial principal amount of Series 2002 Bonds that shall be issued under this Agreement shall be $147,085,000, consisting of $60,685,000 principal amount of Series 2002 Bonds Due 2013 and 86,400,000 principal amount of Series 2002 Bonds Due 2023. Additional Series 2002 Bonds may be issued under this Agreement in unlimited principal amounts as permitted by this Agreement. The authorized denominations of Series 2002 Bonds shall be $5,000 or integral multiples of $5,000 in excess thereof.

(b) The Authority agrees that it will on or about June 11, 2002, issue and cause to be delivered to the purchasers thereof up to $147,085,000 aggregate principal amount of Series 2002 Bonds for the purpose of refunding the Refunded Bonds.

(c) The Series 2002 Bonds shall be issuable only in fully registered form, without coupons, and will initially be registered in accordance with Section 301(d)(ii) in the name of The Depository Trust Company or its successor, or its nominee, who is hereby designated as “Depositary” for the Series 2002 Bonds under this Agreement.

Section 403. Variations in Terms of Series 2002 Bonds. Subject to the terms and conditions set forth in this Agreement, the terms of any particular Series 2002 Bond may vary from the terms of any other Series 2002 Bond as contemplated by Section 301 of this Agreement and the terms for a particular Series 2002 Bond will be set forth in such Series 2002 Bond as delivered to the Trustee for authentication pursuant to Section 301 of the this Agreement.

Section 404. Application of Proceeds. All of the proceeds of the Series 2002 Bonds will be used to refund the Refunded Bonds as permitted by Section 159.41 of the Act. Upon receipt of, and from, the proceeds from the sale of the Series 2002 Bonds, the Authority will (i) deposit in the Debt Service Fund a sum equal to the accrued interest on the Series 2002 Bonds paid by the purchasers of the Series 2002 Bonds, (ii) transfer to the Series 1972 Trustee $22,085,000 to be used exclusively to pay all or a portion of the redemption price of the Series 1972 Bonds, and (iii) transfer to the Series 1991-92 Trustee the balance of the proceeds received from the sale of the Series 2002 Bonds to be used exclusively to pay all or a portion of the redemption price of the Series 1991-92 Bonds.

Section 405. Interest Rates and Interest Payment Dates.

(a) Interest Rate. The Series 2002 Bonds shall bear interest at the annual rate set forth on the face thereof from their date of original issuance to the Maturity Date set forth on the face thereof. Interest on the Series 2002 Bonds will be payable semi-annually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on October 1, 2002. Such interest will be payable to the holder thereof as of the related Record Date.

(b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Section 406. Maturity Dates. Series 2002 Bonds Due 2013 shall have a Maturity Date of October 1, 2013, and Series 2002 Bonds Due 2023 shall have a Maturity Date of October 1, 2023.

Section 407. Form and Other Terms of the Series 2002 Bonds.

(a) Each Series 2002 Bond shall be in the form of Exhibit B attached hereto with the designated principal amounts, interest rates and Maturity Dates completed in accordance with the provisions of this Article IV, which form is hereby established as the form in which Series 2002 Bonds may be issued.

(b) Subject to (a) above, any Series 2002 Bond may be issued in such other form as may be provided by, or not inconsistent with, the terms of this Agreement.

Section 408. Authentication and Delivery. Each time that the Company delivers Series 2002 Bonds to the Trustee for authentication after the initial issuance of Series 2002 Bonds under this Agreement, the Company and the Authority shall deliver the documents required under Section 301 for the authentication and delivery of such Series 2002 Bonds, and the Trustee shall authenticate and deliver such Series 2002 Bonds.

Section 409. Redemption; No Sinking Fund.

(a) Optional Redemption of Series 2002 Bonds Due 2013. The Series 2002 Bonds Due 2013 may be redeemed in whole or in part at any time prior to their Maturity Date but not earlier than October 1, 2012, at the option of the Company, at a redemption price equal to the principal amount redeemed, together with interest accrued thereon to the date fixed for redemption.

(b) Optional Redemption of Series 2002 Bonds Due 2023. The Series 2002 Bonds Due 2023 may be redeemed in whole or in part at any time prior to their Maturity Date but not earlier than October 1, 2012, at the option of the Company, at a redemption price equal to the principal amount redeemed, together with interest accrued thereon to the date fixed for redemption.

(c) Special Mandatory Redemption Upon Taxability; Extraordinary Option Redemption; Payment; Notices and Partial Redemption. The provisions of Section 302, other than Section 302(a), shall apply to the Series 2002 Bonds.

(d) Sinking Fund. The Series 2002 Bonds are not entitled to the benefit of any sinking fund or analogous provision.

Section 410. Expenses of Issue. Except for the underwriting fees (but not expenses) agreed to be paid by the Company, which shall be paid from the proceeds of the Series 2002 Bonds, the Company shall pay from its own funds all other expenses of issue of the Series 2002 Bonds, including attorneys’ fees and expenses of the Authority and of Hillsborough County, Florida, and any other underwriting expenses as may be agreed. Other than for the payment of underwriting fees, no proceeds of the Series 2002 Bonds shall be used to pay such expenses.

Section 411. Appointment of Trustee as Initial Paying Agent and Registrar. The Company hereby appoints the Trustee as the initial Paying Agent and Registrar for the Series 2002 Bonds.

ARTICLE V. THE PROJECT.

Section 501. Maintenance and Modifications of Project by Company. Subject to the provisions of Section 502, the Company agrees that so long as any Bonds are outstanding it will at its own expense maintain, repair and operate the Project. The Company may make modifications to completed components of the Project.

Section 502. Removal of Portions of the Project.

(a) The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion from the Project and sell, trade in, exchange or otherwise dispose of such removed portion of the Project without any responsibility or accountability to the Authority, the Trustee or the holders of the Bonds.

(b) The removal of any portion of the Project pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts required to be paid with respect to the Bonds.

Section 503. Assignment, Leasing and Sale by the Company. This Agreement may be assigned, and the Project may be leased or sold as a whole or in part, by the Company without the consent of either the Authority or the Trustee, subject, however, except as provided in Section 603, to each of the following conditions:

(a) no assignment, lease or sale shall relieve the Company from liability for any of its obligations hereunder, and, in the event of any such assignment, lease or sale, the Company shall continue to remain primarily liable for the payments required to be made pursuant to this Agreement and for the performance and observance of the other agreements on its part herein contained;

(b) the assignee, lessee or buyer shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased or sold, and may assume the Company’s obligations under Article III;

(c) the Company shall, not later than 10 days prior to the delivery thereof, furnish or cause to be furnished to the Authority and to the Trustee a true and complete copy of the form of each such proposed assignment, lease or conveyance, as the case may be; and

(d) the Company shall, not later than the effective date of such assignment or lease, furnish or cause to be furnished to the Authority and the Trustee a written opinion of Bond Counsel that such assignment or lease will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

ARTICLE VI. THE COMPANY.

Section 601. Representations by the Company. The Company makes the following representations as of the date of delivery of this Agreement:

(a) The Company is a corporation organized and existing under the laws of the State of Florida and has power to enter into this Agreement;

(b) By proper corporate action, the officers of the Company executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement;

(c) Neither the execution or delivery of this Agreement or the consummation of the transactions contemplated herein (including, without limitation, execution and delivery of the First Mortgage Bonds, if any, nor the fulfillment of or compliance with the terms hereof) will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company’s Restated Articles of Incorporation, its bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound;

(d) The facilities comprising the Project constitute a “project” within the meaning of Section 159.44(2) of the Act;

(e) The Company has caused and will cause the acquisition, construction and installation of the Project at the Units, pursuant to the terms and conditions expressed herein, all for the purpose of promoting effective and efficient pollution control throughout the State;

(f) Not less than substantially all of the proceeds of the Bonds will be used to refinance costs of “sewage or solid waste disposal facilities” and “air or water pollution control facilities” within the meaning of Sections 103(b)(4)(E) or (F), respectively, of the Internal Revenue Code of 1954, as amended; and

(g) All necessary authorizations, approval, consents and other orders of any governmental authority or agency for the execution and delivery by the Company of this Agreement have been obtained and are in full force and effect.

Section 602. Access to the Project. The Authority and its duly authorized agents shall have such rights of access to the Project and the Units as may be reasonably necessary to inspect the Project.

Section 603. Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company shall not consolidate with or merge into any other Corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Corporation formed by such consolidation into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (a) shall be, if a Corporation, a Corporation organized and existing under the laws of (i) the United States of America or any State or the District of Columbia or (ii) a foreign jurisdiction which consents to the jurisdiction of the courts of the United States of America or of any State, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.

(b) Upon any consolidation or merger, or any sale of the property and assets of the Company as, or substantially as, an entirety in accordance with the provisions of this Section 603, the Corporation formed by such consolidation or into which the Company shall have been merged or the Person to which such sale shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter from time to time such Corporation may exercise each and every right and power of the Company under this Indenture, in the name of the Company or in its own name; and any act or proceeding by any provision of this Agreement required or permitted to be done by any board of officer of the Company may be done with like force and effect by the like board or officer of any Corporation that shall at the time be the successor of the Company hereunder.

(c) The Trustee shall be entitled to receive and may conclusively rely on and shall be protected in relying upon an opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption of payment and performance complies with the provisions of this Section 603.

Section 604. Indemnification Covenants.

(a) The Company hereby agrees to indemnify the Authority, the Paying Agent, the Registrar and the Trustee against claims arising out of the construction or operation of the Project and to pay or bond and discharge and indemnify and hold harmless the Authority from and against (i) any lien or charge upon payments by the Company to or for the account of the Authority hereunder and (ii) any taxes, assessments, impositions and other charges of any federal, state or municipal government or political body in respect of the Project. If any such claim is asserted, or any such lien or charge upon payments, or charges are sought to be imposed, the Authority, the Paying Agent, the Registrar or the Trustee, as the case may be, shall give prompt notice to the Company, and the Company shall pay the same or bond and assume the defense thereof, with full power to contest, litigate, compromise or settle the same in its reasonable discretion.

(b) The Company shall at all times protect and hold the Authority, its members, officers and employees, its agents and attorneys, the Trustee, the Paying Agent and the Registrar harmless against any claim or liability arising from this Agreement, the Bond Resolution, the issuance of the Bonds and all transactions pertaining thereto, including but not limited to any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or to the use thereof, in excess of any insurance proceeds available to the Authority in connection therewith, such indemnification to include reasonable expenses and attorneys’ fees and expenses incurred by the Authority, its members, officers and employees, and its agents and attorneys, the Trustee, the Paying Agent or the Registrar in connection therewith. Nothing contained herein shall require the Company to indemnify the Authority for any claim or liability resulting from the willfully wrongful acts or gross negligence of the Authority, its members, officers, employees, agents or attorneys or of the officers, employees, agents or attorneys for the Trustee, the Paying Agent or the Registrar.

Section 605. Consent to Assignment of Contract Rights by the Authority. The Company hereby consents to the pledge and assignment by the Authority to the Trustee of (i) all of its rights under this Agreement (except its rights under Sections 308(b)(i) and 1011 to payment of certain costs and expenses and under Section 604 to indemnification) to the Trustee for the benefit of the holders from time to time of the Bonds as security for payment of the principal of and premium, if any, and interest on the Bonds, and (ii) any interest it may have in the First Mortgage Bonds, if any, as additional security for the payment of the principal of and premium, if any, and interest on the Bonds. The Company hereby agrees that by virtue of such pledge and assignment the Trustee may enjoy and enforce all such rights of the Authority hereunder.

Section 606. Obligations of Company Hereunder Unconditional.

(a) Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or deemed to have been paid as provided pursuant to Section 202 of this Agreement, the Company’s obligations under this Agreement shall be absolute and unconditional, and the Company (i) will not suspend or discontinue payment of any amounts required to be paid by it hereunder, (ii) will perform and observe all of its other agreements contained in this Agreement, (iii) will not knowingly take or authorize or permit, to the extent such action is within the control of the Company, any action with respect to the Project, the proceeds of the Bonds or any insurance, condemnation or other proceeds derived directly or indirectly in connection with the Project, which will result in the loss of the exclusion of interest on the Bonds from federal gross income, and (iv) except as permitted by this

Agreement, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any act or circumstance that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either of them, any failure of the Authority or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, or arising out of any indebtedness or liability at any time owing to the Company by the Authority or the Trustee.

(b) Nothing contained in this section will be construed to release the Authority from the performance of any of the agreements on its part herein contained; and in the event the Authority should fail to perform any such agreement on its part, the Company may institute such action against the Authority as the Company may deem necessary to compel performance of the Authority hereunder so long as such action shall not violate the agreements on the part of the Company contained in Section 604 or diminish the amounts required to be paid by the Company under this Agreement. The Company may also, at its own cost and expense and in its own name or in the name of the Authority, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Authority hereby agrees to cooperate fully with the Company and, at the Company’s expense, to take all action necessary to effect the substitution of the Company for the Authority in any action or proceeding if the Company shall so request.

Section 607. Arbitrage Bonds. The Company will comply in all respects with the requirements of Section 148 of the IRC as it relates to the Bonds. Without limiting the generality of the foregoing, the Company shall pay to the United States any rebate that may be due with respect to the Bonds under Section 148(f) of the IRC and any regulations promulgated thereunder.

ARTICLE VII. THE AUTHORITY.

Section 701. Representations by the Authority. The Authority makes the following representations as of the date of delivery of this Agreement:

(a) The Authority covenants that it is duly authorized under the laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Agreement, to assign the payments and amounts hereby assigned in the manner and to the extent herein set forth and to undertake the transactions contemplated by this Agreement and to carry out its obligations hereunder, and that all action on its part for the issuance of the Bonds and the execution and delivery of this Agreement has been duly and effectively taken; and

(b) By proper action of the Authority, the officers of the Authority executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement.

Section 702. No Warranty of Condition or Suitability by the Authority. THE AUTHORITY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY’S PURPOSES OR NEEDS.

Section 703. Payment of Principal, Premium and Interest. The Authority covenants that it will promptly pay the principal of, premium, if any, and interest on every Bond issued under this Agreement but only from the Revenues and any accrued interest on the Bonds deposited in the Debt Service Fund as provided herein at the place, on the dates, from the funds and in the manner provided herein and in said Bonds according to the true intent and meaning thereof. The Authority makes no representation or warranty as to the financial condition of the Company or any other party or value, validity or enforceability of any security for the Bonds or the Company’s obligations under this Agreement.

Section 704. Authority To Use Best Efforts To Require Company To Make Payments. The Authority shall use its best efforts, acting through the Trustee, to require the Company to pay all of the payments and other costs and charges payable by the Company under this Agreement.

Section 705. Take Further Action:. The Authority covenants that it shall from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Agreement; provided, however, that no such instruments or actions shall pledge the credit of the Authority, and provided further, however, that the Authority shall not be required to execute and deliver such instruments or take such further actions unless reasonable indemnity is furnished by the Company for any expense or liability to be incurred therein in accordance with Sections 308(b)(i) and 604. The Authority shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or consent or other action by the Authority is called for by this Agreement, the Authority may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person, firm or corporation except by its own members, officers, agents and employees. No recourse shall be had by the Company, the Trustee or any Bondowner for any claim based on this Agreement or the Bonds or any agreement securing the same against any member, officer, agent or employee of the Authority unless such claim is based upon the bad faith, fraud or deceit of such person.

Section 706. No Disposition of Revenues. The Authority agrees that, except for its pledge and assignment to the Trustee hereunder, the Authority will not pledge, assign, mortgage, encumber, convey or otherwise transfer any of its interest or rights to the Revenues or otherwise under this Agreement; provided, however, that if the laws of the State at the time shall so permit, nothing contained in this section shall prevent the consolidation of the Authority with, or merger of the Authority into, any public corporation the property and income of which are not subject to taxation; and provided, further, that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Agreement to be kept and performed by the Authority, shall be expressly assumed in writing by the entity resulting from such consolidation or surviving such merger.

Section 707. No Extensions. In order to prevent any accumulation of claims for interest after maturity, the Authority will not directly or indirectly extend or assent to the extension of the time of payment of claims of interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing or funding such claims for interest or in any other manner. In case any such claim for interest shall be extended or funded in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of this Agreement except subject to the prior payment in full of the principal of and premium, if any, on all Bonds issued and outstanding hereunder, and all claims for interest which shall not have been so extended or funded.

Section 708. Covenant To Perform Further Acts. The Authority covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such supplements and amendments to this Agreement and such further acts, instruments and transfers as the Trustee may reasonably require in order to fully preserve, protect and perfect the rights and security of the Bondowners and the rights of the Trustee under this Agreement, provided, however, that the Authority shall not be required to execute and deliver such documents or take such further actions unless reasonable indemnity is furnished by the Company for any expense or liability to be incurred therein in accordance with Sections 308(b)(i) and 604.

Section 709. Faithful Performance. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Agreement, in any and every Bond executed and delivered hereunder and in all of its proceedings pertaining hereto.

ARTICLE VIII. THE TRUSTEE AND PAYING AGENTS; REGISTRAR.

Section 801. Conditions of Trust. The Trustee (which term shall be deemed to include for purposes of this Section 801 the Paying Agent and Registrar, unless the context otherwise requires) hereby accepts the trusts imposed upon it by this Agreement, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

(a) The Trustee may execute any of the obligations or powers hereof and perform any of its duties either directly or by or through attorneys, agents, receivers or employees and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney, agent, receiver or employee appointed with due care by it hereunder.

(b) The Trustee may consult with counsel of its selection concerning all matters of trust hereof and duties hereunder, and the written advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee shall not be responsible for, nor have any liability with respect to, any recital herein or in the Bonds (except in respect of the certificate of the Trustee endorsed on the Bonds), the validity of this Agreement or of any supplements hereto or instruments of further assurance, the maintenance, validity or sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or any lien or property to be created hereby, but the Trustee may require of the Authority or the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

(d) The Trustee shall not be accountable for, or have any liability with respect to, the use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Authority. The Trustee may become the owner of Bonds secured hereby with the same rights that it would have if it were not the Trustee.

(e) The Trustee shall be fully protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond or portions thereof and upon Bonds issued in exchange therefor or for portions thereof or in place thereof.

(f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Authority signed by (i) the Chairman, Vice Chairman or the Secretary of the Authority, or (ii) any other duly authorized person (such authority to be conclusively evidenced by an appropriate Certified Resolution of the Authority of the Authority) or any certificate signed by an Authorized Officer of the Company as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this section, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Authority under its seal to the effect that a resolution has been duly adopted, and is in full force and effect.

(g) The permissive right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct. After the occurrence and during the continuance of a default hereunder, in the exercise of such of the rights and powers vested in it by this Agreement, the Trustee shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except (i) failure by the Authority to cause to be made any of the payments to the Trustee required to be made by Article III hereof and (ii) default of which the Trustee has actual knowledge, unless the Trustee shall be specifically notified in writing of such default by the Authority or by the holders of at least 25% in aggregate principal amount of Bonds then Outstanding; and all notices or other instruments required by this Agreement to be delivered at the Principal Office of the Trustee must, in order to be effective, be delivered at the Principal Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid. For the purposes hereof, the Trustee shall not be deemed to have actual knowledge of any default or Event of Default unless a trust officer, assistant trust officer or other person charged with the administration of the obligations of the Trustee hereunder shall during the course of his duties have actual knowledge thereof.

(i) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged or for salaries or nonfulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Agreement provided.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(l) All money received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which it was received but need not be segregated from other funds except to the extent required by this Agreement or by law.

(m) The Trustee shall not be bound to make an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of the Authority, personally or by agent or by attorney.

Section 802. Reimbursement of Administrative Expenses.

(a) The Trustee, the Registrar, and any Paying Agent shall be entitled to payment and/or reimbursement for Administrative Expenses, including reasonable fees for their services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by them in connection with such services under this Agreement. The Trustee and any Paying Agent shall be entitled to payment and reimbursement for their reasonable fees and charges as paying agents for the Bonds as hereinabove provided. Upon the occurrence of an Event of Default, but only upon an Event of Default, the Trustee and any Paying Agent shall have a first lien with right of payment prior to payment on account of interest or principal of any Bond for the foregoing advances, fees, costs and expenses incurred by them, respectively, or any indemnification due, on moneys held by the Trustee hereunder, other than moneys held for the payment of Bonds which are deemed to have been purchased or paid (including payment upon acceleration of maturity) under the terms of this Agreement.

(b) All fees, charges and other compensation to which the Trustee, the Registrar and any Paying Agent may be entitled under the provisions of this Agreement are required to be paid by the Company, and, accordingly, the Authority shall not be liable in any respect to indemnify such entities for fees, charges and other compensation to which they may be entitled and, by acceptance of the trusts hereunder, each entity shall be deemed to have agreed to the foregoing.

Section 803. Trustee To Give Notice to Bondowners in Event of Default. If a default or Event of Default occurs of which the Trustee is by reason of subsection (h) of Section 801 required to take notice or if notice of default be given as provided in said subsection (h), and such Event of Default shall have continued for seven (7) days after the Trustee acquired actual notice thereof (unless such default shall have been cured or waived), then the Trustee shall give notice thereof by mailing written notice thereof to all registered holders of Bonds (as the names and addresses of such holders appear upon the books for registration and transfer of Bonds as kept by the Registrar) and the Paying Agent.

Section 804. Trustee’s Right To Intervene; First Mortgage Bonds.

(a) In any judicial proceedings to which the Authority is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Bondowners, the Trustee may intervene on behalf of Bondowners and shall do so if requested in writing by the holders of at least 25% of the aggregate principal amount of Bonds then outstanding. The rights and obligations of the Trustee under this section are subject to the approval of a court of competent jurisdiction.

(b) Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer any First Mortgage Bond, if any, and the Trustee is authorized to enter into an agreement with the Company to such effect, including a consent to the issuance of stop transfer instructions to the First Mortgage Trustee.

(c) If First Mortgage Bonds shall have been delivered in connection with the Bonds, the Trustee, as a holder of such First Mortgage Bonds, shall attend any meeting of first mortgage bondholders under the First Mortgage as to which it receives due notice. Either at such meeting, or otherwise where consent of holders of first mortgage bonds of the Company is sought without a meeting, the Trustee shall vote as such holder, or shall consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of all other holders of first mortgage bonds of the Company then outstanding and eligible to vote or consent.

Notwithstanding the foregoing, the Trustee shall not vote as such holder in favor of, or give its consent to, any action which would materially adversely affect the interests of the Bondowners, except upon notification by the Trustee to the Bondowners of such proposal and consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding or, if such proposal would so affect the rights of some but less than all the outstanding Bonds, the consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of all Bonds so affected voting as a class.

Section 805. Successor Trustee Upon Merger, Etc. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further acts, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The successor Trustee shall give the Authority, the Company, the Paying Agent and each Bondowner written notice of its succession as successor Trustee promptly after such succession.

Section 806. Resignation of Trustee. A Trustee and any successor Trustee may resign by giving 60 days’ written notice by first class mail to the Authority, the Company, the Paying Agent and to each Bondowner then outstanding as shown on the records of the Registrar, prior to the date specified in such notice when such resignation shall take effect. Such notice to the Authority, the Company, the Paying Agent and each Bondowner may be served personally or sent by registered mail or telegram. Such resignation shall take effect only upon the appointment of a successor or temporary Trustee by the Bondowners or by the Authority as hereinafter provided. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

Section 807. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Authority, the Company and the Paying Agent and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding. In addition, provided that no Event of Default, or event or circumstance which with the passage of time or the giving of notice could become an Event of Default under the Agreement, has occurred and is continuing, the Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Authority, the Paying Agent and the Bondowners and signed by the Company, such removal to be effective only upon the acceptance of such appointment by a qualified successor Trustee in accordance with Section 809. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

Section 808. Appointments of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in the case it shall be taken under control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact, duly authorized; provided, however, that in case of such vacancy the Company shall forthwith appoint a temporary successor Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondowners in the manner above provided, and any such temporary successor Trustee as appointed by the Company shall immediately and without further act be superseded by the successor Trustee so appointed by such Bondowners. Every such successor Trustee and temporary successor Trustee appointed pursuant to the provisions of this section shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers having a reported capital and surplus of not less than $25,000,000, subject to supervision or examination by federal or state authority, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

Section 809. Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Authority, the Company and the Paying Agent an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor Trustee shall nevertheless, upon payment of its charges hereunder, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, powers and trusts, duties and obligations of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and money held by it as Trustee hereunder to its successor. Should any instrument in writing from the Company be required by a successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Section 810. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Agreement may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full protection and authority to the Trustee for the withdrawal of cash hereunder, and the taking or omitting to take of any other action under this Agreement.

Section 811. Former Trustee No Longer Custodian or Paying Agent. Any Trustee which has resigned or been removed shall cease to be custodian of the funds and, if it has been so appointed, Paying Agent or Co-Paying Agent, and the successor Trustee shall become such custodian, and a successor Paying Agent shall be appointed under Section 814.

Section 812. Directions From Company; Company May Perform.

(a) Whenever after a reasonable written request by the Company the Authority shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any other action which the Authority is required to have the Trustee take pursuant to the provisions of this Agreement, the Company instead of the Authority may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee, upon receipt of proof of delivery of the request to the Authority and unless otherwise instructed by the Authority, is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Agreement. The Company shall have the right to cause the Trustee to comply with any of the Trustee’s obligations under this Agreement to the same extent that the Authority is empowered so to do.

(b) The Authority and the Trustee acknowledge that certain actions or failures to act by the Authority under this Agreement may create or result in a default hereunder. The Authority hereby agrees that the Company may perform any and all acts or take such action as may be necessary for and on behalf of the Authority to prevent or correct said default, and the Trustee agrees that it shall take or accept such performance by the Company as performance by the Authority in such event.

Section 813. Trading in Bonds by Trustee, Paying Agent or Registrar. The Trustee, any Paying Agent or the Registrar, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Bondowners may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, any Paying Agent or the Registrar, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as depositary, trustee, or agent for any committee or body of Bondowners secured hereby or other obligation of the Authority as freely as if it did not act in any capacity hereunder.

Section 814. Appointment and Duties of Paying Agent.

(a) The Company shall appoint the Paying Agent for the Bonds and may at any time or from time to time appoint one or more Co-Paying Agents for the Bonds, subject to the conditions set forth in Section 815. If other than the Trustee, the Paying Agent and each Co-Paying Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Company, the Authority and the Trustee under which such Paying Agent or Co-Paying Agent will agree, particularly:

(i) to hold all sums held by it for the payment of the principal of and premium, if any, or interest on Bonds in trust for the benefit of the Bondowners until such sums shall be paid to such Bondowners or otherwise disposed of as herein provided;

(ii) to notify the Trustee promptly in the event the Company has failed to make a timely payment to the Debt Service Fund or the Redemption Fund for the payment of interest, premium, if any, or principal due on any of the Bonds;

(iii) to keep such books and records as shall be consistent with customary industry practice, to make such books and records available for inspection by the Authority, the Trustee and the Company at all reasonable times, and, in the case of a Co-Paying Agent, to promptly furnish copies of such books and records to the Paying Agent; and

(iv) in the case of a Co-Paying agent, upon the request of the Paying Agent, to forthwith deliver to the Paying Agent all sums so held in trust by such Co-Paying Agent.

(b) The Authority shall, at the expense of the Company, cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds will be made available for the payment when due of the Bonds as presented at the Principal Offices of the Paying Agent and the Co-Paying Agents.

Section 815. Qualification of Paying Agent.

(a) The Paying Agent and any Co-Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $25,000,000 and authorized by law to perform all the duties imposed upon it by this Agreement. As long as the Bonds are rated by Moody’s, any successor Paying Agent or Co-Paying Agent shall be a bank or trust company or other person whose debt obligations shall be rated Baa3/P3 or higher by Moody’s or be otherwise acceptable to Moody’s. The Paying Agent and any Co-Paying Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days’ notice to the Authority, the Company and the Trustee. The Paying Agent and Co-Paying Agent may be removed at any time, at the direction of the Company, by an instrument signed by an Authorized Officer of the Company, filed with the Paying Agent or such Co-Paying Agent, as the case may be, and with the Authority and the Trustee.

(b) In the event of the resignation or removal of the Paying Agent or any Co-Paying Agent, the Paying Agent or such Co-Paying Agent, as the case may be, shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

(c) In the event that the Company shall fail to appoint a Paying Agent hereunder, or in the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Paying Agent, the Trustee shall ipso facto be deemed to be the Paying Agent for all purposes of this Agreement until the appointment by the Company of the Paying Agent or successor Paying Agent, as the case may be.

Section 816. Appointment and Duties of Registrar.

(a) The Company shall appoint the Registrar for the Bonds, subject to the conditions set forth in Section 817. If the Trustee is not also the Registrar, the Registrar shall designate its Principal Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Company, the Authority and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with customary industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Paying Agent and the Company at all reasonable times.

(b) The Authority, at the expense of the Company, and the Company shall cooperate with the Trustee and the Paying Agent to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Authority and authenticated by the Paying Agent, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The Authority, at the expense of the Company, and the Company shall cooperate with the Trustee and the Paying Agent to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent and any Co-Paying Agent shall be furnished such records and other information at such times, as shall be required to enable the Paying Agent and such Co-Paying Agent to perform the duties and obligations imposed upon them hereunder.

Section 817. Qualifications for Registrar.

(a) The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $25,000,000 and authorized by law to perform all the duties imposed upon it by this Agreement. The Registrar may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days’ notice to the Authority, the Trustee and the Company. The Registrar may be removed at any time by the Company, by an instrument signed by an Authorized Officer of the Company, filed with the Authority, the Registrar, the Paying Agent and the Trustee.

(b) In the event of the resignation or removal of the Registrar, the Registrar shall deliver any bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

(c) In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Agreement until the appointment by the Company of the Registrar or successor Registrar, as the case may be.

Section 818. Entities Serving in More Than One Capacity. Anything in this Agreement to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent or a Co-Paying Agent and the Registrar and in any other combination of such capacities, to the extent permitted by law.

ARTICLE IX. SECURITY FOR AND INVESTMENT OF MONEY.

Section 901. All Money Held In Trust. All money from time to time received by the Trustee or the Paying Agent and held any fund created under this Agreement, or otherwise, shall be held in trust by the Trustee and the Paying Agent, as the case may be, for the benefit of the holders from time to time of the Bonds entitled to be paid therefrom, subject to the provisions of Section 303.

Section 902. Permitted Investments.

(a) Money on deposit to the credit of the Debt Service Fund or the Redemption Fund will be retained uninvested, but upon specific written direction of an Authorized Officer of the Company, or a designee thereof, or if the Company is in default under this Agreement, an Officer’s Certificate, from time to time so directing, such money shall be invested in Permitted Investments, maturing or marketable prior to the maturities thereof, at such time or times as to enable disbursements to be made from Debt Service Fund or the Redemption Fund.

(b) For the purpose of determining the amount of money in each Fund, the Permitted Investments therein shall be valued at their cost or market, whichever is lower. The interest, including realized discount, if any, on Permitted Investments purchased, received on all such Permitted Investments (after deduction for accrued interest and premium paid from such Fund at the time of purchase) shall be deposited to the Fund of which such Permitted Investments are a part. Neither the Trustee nor the Paying Agent shall be liable or responsible for any loss, fee, tax or other charge resulting from any such Permitted Investments or liquidation thereof as herein authorized. If at any time it shall become necessary that some or all of the Permitted Investments purchased with the money in such Fund be redeemed or sold in order to raise money necessary to comply with the provisions of this Agreement, the Trustee or the Paying Agent, as the case may be, shall, without further authorization than is hereby contained, effect such redemption or sale, employing, in the case of a sale, any commercially reasonable method of effecting the same. All income or other gain from Permitted Investments will be credited, and any loss will be charged, to the particular Fund from which such Permitted Investments were made.

Section 903. Balance After Bonds Have Been Paid. Any balance in any of the Funds created under this Agreement or otherwise held by the Trustee or the Paying Agent after all the Bonds issued hereunder and secured hereby have been paid in full, or provision for payment in full thereof have been made, and all amounts due to the Trustee and the Paying Agent and the Authority have been paid, shall be paid over to the Company upon such indemnification, if any, as the Authority, the Paying Agent or the Trustee may reasonably require. Should the holders of any Bonds fail or neglect to present their Bonds for payment within one year from the date such Bonds become due and payable, whether by redemption or at maturity, the Trustee or the Paying Agent, as the case may be, shall, at the end of such period, remit to the Company in trust for the holders of the Bonds the money then held for such Bonds; and the holders of such Bonds shall thereafter have recourse only to the Company for payment therefor.

ARTICLE X. DEFAULT AND REMEDIES.

Section 1001. Events of Default. An “Event of Default” in this Agreement means any one of the events set forth below and “default” means any Event of Default without regard to any lapse of time or notice.

(a) Debt Service on Bonds. Any principal of, premium, if any, or interest on any Bond shall not be paid when due, whether at maturity, by acceleration, upon redemption or otherwise, as provided in Sections 405, 406 or 409, or in the corresponding sections of any agreement supplemental hereto relating to such Bonds.

(b) First Mortgage Bonds. First Mortgage Bonds shall have been delivered in connection with the Bonds of a series and a “default” as defined in Section 12.01 of the First Mortgage shall have occurred and be continuing.

(c) Other Obligations. The Company or the Authority shall fail to observe and perform any covenant, condition, agreement or provision (other than as specified in clause (a) (b), (d), (e) or (f) of this Section 1001) contained in the Bonds or in this Agreement on the part of the Company or the Authority to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company and the Authority by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of Bondowners of not less than 25% in principal amount of the Bonds then outstanding, unless the Trustee and Bondowners of a principal amount of Bonds not less than the principal amount of the Bonds the Bondowners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided however, that the Trustee and the Bondowners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Authority or the Company on behalf of the Authority within such period and is being diligently pursued.

(d) Appointment of Receiver. A trustee, receiver, custodian or similar official or agent shall be appointed for the Company or for any substantial part of its property and such trustee or receiver shall not be discharged within sixty (60) days.

(e) Voluntary Bankruptcy. The Company shall commence a voluntary case under the federal bankruptcy laws, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property.

(f) Involuntary Bankruptcy. The Company shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for sixty (60) days.

(g) Other. The occurrence of any other Event of Default provided with respect to Bonds of that series in an agreement supplemental hereto.

Upon the occurrence and continuance of any Event of Default applicable to one or more series of Bonds described in clauses (a), (b), (c), (d) or (g) of the preceding paragraph and further upon the condition that if any First Mortgage Bonds shall have been delivered, all first mortgage bonds outstanding under the First Mortgage shall have become immediately due and payable in accordance with the terms of the First Mortgage, the Trustee may, and at the written request of

Bondowners of not less than 25% in principal amount of Bonds of an affected series then outstanding shall, by written notice to the Authority and to the Company declare the Bonds of such series to be immediately due and payable, whereupon, and upon the occurrence of an Event of Default as specified in clauses (e) and (f) of the preceding paragraph without any further notice or action by the Trustee or the Authority, the Bonds of such series shall, without further action, become and be immediately due and payable, any provisions hereof or the Bonds to the contrary notwithstanding, and the Trustee shall give notice of acceleration to the Authority and the Paying Agent, and shall give notice thereof by mail to the Bondowners of such series.

The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds of a series shall have been so declared to be due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company or the Authority shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds of such series and the principal of any and all Bonds of such series which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum specified herein) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and the Paying Agent, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Authority, the Company and the Paying Agent, and shall give notice thereof to the Bondowners of such series; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon; provided, however, that if any First Mortgage Bonds shall have been delivered in connection with the Bonds of a series, any waiver of “default” under the First Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default under this Agreement and a rescission and annulment of the consequences thereof, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Authority and the Company, and notice to the Bondowners of such series in the same manner as a notice of redemption under Section 302; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right or remedy consequent thereon.

Section 1002. Trustee May Institute Suits. Upon the happening of any Event of Default applicable to one or more series of Bonds, the Trustee shall have the power to, but unless requested in writing by the holders of 25% in aggregate principal amount of the Bonds of such series then outstanding and furnished with satisfactory security and indemnity shall be under no obligation to, institute and maintain such suits and proceedings as it may be advised by Counsel shall be necessary or expedient to prevent any impairment of the security under this Agreement and such suits and proceedings as the Trustee may be advised by Counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondowners.

Section 1003. Remedies on Events of Default.

(a) Upon the occurrence of an Event of Default applicable to one or more series of the Bonds and the giving of satisfactory indemnification under Section 801, the Trustee may proceed to pursue any available remedy to enforce the payment of the principal of, premium, if any, and interest on the Bonds of such series then outstanding, including, without limitation, suits, actions or special proceedings in equity or at law and as the holder of First Mortgage Bonds, if any.

(b) Upon the happening and continuance of any Event of Default applicable to one or more series of the Bonds, then and in every case the Trustee may proceed, and upon the written request of the holders of not less than 25% in aggregate principal amount of the Bonds of such series then outstanding and the giving of satisfactory indemnification under Section 801 shall proceed, to protect and enforce its rights, and by suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted herein or for the enforcement of any legal or equitable right or remedy as the Trustee, being advised by Counsel, shall deem most effectual to protect and enforce such rights or to perform any of its duties under this Agreement.

(c) If an Event of Default applicable to one or more series of the Bonds shall have occurred, and if requested to do so by the holders of not less than 25% in aggregate principal amount of the Bonds of such series then outstanding and satisfactorily indemnified, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this section and by Section 1002 and 1005 as the Trustee, being advised by Counsel, shall deem most expedient in the interest of the Bondowners of such series.

(d) No remedy by the terms of this Agreement conferred upon or reserved to the Trustee (or to the Bondowners) is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondowners hereunder or now or hereafter existing by law.

(e) No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

(f) No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondowners, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

Section 1004. Bondowners To Direct Trustee. Anything in this Agreement to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds of each series then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Agreement applicable to such series of Bonds or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law or of this Agreement and shall not, in the opinion of the Trustee, unduly prejudice the rights of Bondowners who are not in such majority. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Bonds.

Section 1005. Receiver for the Revenues of the Authority From the Project. Upon the occurrence of an Event of Default applicable to one or more series of the Bonds, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondowners, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Revenues of the Authority from the Project, pending such proceedings, with such powers as the court making such appointment shall confer, to the extent permitted by law.

Section 1006. Application of Moneys. All money received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall be applied first to the payment of the costs and expenses of the proceedings resulting in the collection of such money and of the Administrative Expenses, liabilities and advances incurred or made by the Trustee or the Authority hereunder except as a result of its gross negligence or willful misconduct. The balance of such money, after providing for the foregoing, shall be deposited by the Trustee in the Debt Service Fund and all money in the Debt Service Fund shall be applied as follows:

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such money shall be applied:

FIRST: To the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege; and

SECOND: To the payment to the Persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Agreement), in the order of their due dates, with interest on such Bonds at the rate provided in Section 1010 from the respective dates upon which they become due, and if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment, ratably, according to the amount of principal, and premium, if any, due on such date, to the Persons entitled thereto without any discrimination or privilege.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such money shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bonds over any other Bond, ratably, according to the amounts due respectively for principal, premium, if any, and interest to the Persons entitled thereto without discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 1010, then subject to the provisions of paragraph (b) of this section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with the provisions of paragraph (a) of this Section.

(d) Whenever money is to be applied pursuant to the provisions of this section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such money and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

(e) Whenever all the Bonds and interest thereon have been paid under the provisions of this Section 1006 and all expenses and charges of the Trustee and the Authority have been paid, any balance remaining in the Debt Service Fund and in the Redemption Fund shall be paid as provided in Section 903.

Section 1007. Trustee as Representative of the Bondowners. All rights of action (including the right to file proofs of claim under this Agreement or under any of the Bonds) may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Bondowners. Any recovery of judgment shall be for the equal and ratable benefit of the Bondowners.

Section 1008. Enforcement by Bondowners.

(a) No Bondowners shall have any right to institute any suit, action or proceeding for the enforcement of any covenant or provisions of this Agreement or for the appointment of a receiver or any other remedy thereunder, unless (i) a default relating to one or more series of Bonds has occurred of which the Trustee has been notified as provided in subsection (h) of Section 801, or of which by said subsection it is deemed to have notice; (ii) such default shall have become an Event of Default; (iii) the holders of not less than 25% in aggregate principal amount of Bonds of such series then outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in the Trustee’s name and shall have offered to the Trustee security or indemnity satisfactory to the Trustee as provided in Section 801; and (iv) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name. Such notification, request and offer of security or indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Agreement, and to any action or cause of action for the enforcement of this Agreement, or for the appointment of a receiver or for any other remedy hereunder, it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to enforce any right hereunder except in the manner herein provided, and that all proceedings shall be instituted and maintained in the manner herein provided and for the equal and ratable benefit of the holders of all Bonds of such series then outstanding.

(b) Nothing in this Agreement contained shall, however, affect or impair any right to enforcement conferred on any Bondowner by law or the right of any Bondowner to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Authority to pay the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, and the source and in the manner expressed in said Bonds and this Agreement.

Section 1009. Rights To Continue. In case the Trustee shall have proceeded to enforce any right under this Agreement by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Authority, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 1010. Waivers of Default. To the extent not precluded by law the Trustee may, in its discretion, waive any default or Event of Default affecting one or more series of Bonds hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of not less than a majority in aggregate principal amount of all the Bonds of such affected series then outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of, or premium, if any, on any Outstanding Bonds at the date of maturity specified therein or the date fixed for redemption thereof, or (b) any default or Event of Default in the payment when due of interest on any such Bonds, unless prior to such waiver or rescission, all arrears of interest, and all arrears of payment of principal and premium, if any, then due, as the case may be, together with interest (to the extent permitted by law), at the rate per annum borne by any of the Bonds, on overdue principal, premium, if any, and interest, and all Administrative Expenses of the Trustee, any Paying Agent and the Registrar in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, then and in every such case the Authority, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

Section 1011. Agreement To Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement or the First Mortgage if any First Mortgage Bonds shall have been delivered to the Trustee and the Authority should employ attorneys or incur other expenses for the collection of any amounts due from the Company hereunder or the enforcement of performance or observance of any obligation or agreement of the Company herein contained, the Company agrees that it will on demand therefor pay to the Authority the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Authority.

Section 1012. Remedies in Article X in Addition to Remedies in the First Mortgage. The remedies conferred in this Article shall be in addition to any remedies available to the Trustee as holder of the First Mortgage Bonds, if any, under the First Mortgage.

ARTICLE XI. THE BONDOWNERS.

Section 1101. Action by Bondowners.

(a) Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the requisite number of Bondowners or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made as provided in this section, but the Authority or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable.

(b) The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Authority or to the Trustee or of any notary public or other officer authorized to take acknowledgements of deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.

Section 1102. Ownership of Bonds. The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Paying Agent.

ARTICLE XII. SUPPLEMENTAL AGREEMENTS.

Section 1201. Supplemental Agreements Without Consent or Notice to Bondowners. The Authority, the Company and the Trustee may without the consent of, or notice to, any of the Bondowners, enter into an agreement or agreements supplemental to this Agreement for any one or more of the following purposes:

(a) To (i) establish the form or terms of Bonds of any series, (ii) specify the corresponding loan of the proceeds to the Company and its reimbursement obligations with respect thereto, and (iii) identify the Project financed or refinanced, as the case may be, with the proceeds of such Bonds or the bonds refunded with the proceeds of such Bonds, as permitted by Section 301.

(b) To evidence the succession of another Corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Bonds.

(c) To add to the covenants and agreements of the Authority or the Company contained in this Agreement other covenants and agreements thereafter to be observed, and to surrender any right or power herein reserved to or conferred upon the Authority or the Company.

(d) To modify any of the provisions of this Agreement or release the Authority from any of the obligations, conditions, or restrictions herein contained; provided that no such modification or release shall be or become operative or effective which shall in any manner impair any of the rights of the Bondowners or the Trustee; and provided further, that the Trustee or the Authority may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee or the Authority, as the case may be, when the same shall become operative.

(e) To cure any ambiguity or to cure, correct, or supplement any defect or inconsistent provision contained in this Agreement or in any supplemental agreement in a manner which, in the opinion of bond counsel of nationally recognized standing, is not adverse to the interest of the Bondowners.

(f) To make such provision in regard to matters or questions arising under this Agreement as may be necessary or desirable and not inconsistent with this Agreement and not, in the opinion of bond counsel of nationally recognized standing, materially adverse to the interests of the Bondowners.

(g) To secure any of the Bonds, as contemplated by Section 203 or otherwise.

(h) To comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended.

(i) To change the method of determining any interest rate in a manner not to the prejudice of the Trustee or the Bondowners.

(j) To make any change which is required by Moody’s or S&P in order to obtain or maintain a rating of the Bonds, provided that no such change, in the opinion of bond counsel of nationally recognized standing, shall adversely affect the exclusion of interest on the 2002 Bonds from gross income of the holders thereof for federal income tax purposes.

Section 1202. Supplemental Agreements With Consent of Majority of Bondowners.

(a) Exclusive of supplemental agreements covered by Section 1201 and subject to the terms and provisions contained in this Section 1202, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Agreement to the contrary notwithstanding, to consent to and approve the execution by the Company, the Authority and the

Trustee of such other agreement or agreements supplemental hereto as shall be deemed necessary and desirable by the Company for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Agreement or in any supplemental agreement; provided, however, that nothing in this Agreement contained shall permit, or be construed as permitting without the consent of the holders of all the Bonds then outstanding affected thereby (i) an extension of the maturity of the principal of or premium, if any, or the interest on or redemption date of any Bond issued hereunder, (ii) a reduction in the principal thereof, or premium or rate of interest thereon, or a change in the method of determining the rate of interest thereon, (iii) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (iv) a reduction in the aggregate principal amount of the Bonds required for consent to such modification, amendment or supplemental agreement, or (v) impairment of the exemption from federal income taxation of interest on any of the outstanding Bonds.

(b) If at any time the Authority or the Company shall request the Trustee to enter into such supplemental agreement for any of the purposes of this Section 1202, the Trustee shall, upon being satisfactorily indemnified with respect to expense, cause notice of the proposed execution of such supplemental agreement to be given in the manner set forth in Section 303. Such notice shall briefly set forth the nature of the proposed supplemental agreement and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Bondowners. If, within sixty (60) days or such longer period as shall be prescribed by the Company following the giving of such notice, the holders of not less than a majority in aggregate principal amount of the Bonds outstanding shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the adoption thereof, or to enjoin or restrain the Trustee, the Company or the Authority from taking any action pursuant to the provision thereof. Upon the execution of any such supplemental agreement as in this Section 1102 permitted and provided, this Agreement shall be and be deemed to be modified and amended in accordance therewith.

Section 1203. Conformity With Requirements; Reliance on Opinion of Counsel. In each and every case provided for in this Article, the Trustee shall not be under any responsibility or liability to the Authority, the Company or any Bondowner for its refusal in good faith to enter into any proposed supplemental agreement if such supplemental agreement is deemed by it to be contrary to the provisions of this Article. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of any counsel approved by it, who may be counsel for the Authority or the Company, that any such proposed supplemental agreement complies with the provisions of this Agreement and that the Trustee may, under the provisions of this Article, join in the execution of such supplemental agreement.

Section 1204. Consents by Trustee, Paying Agent, Etc. Anything herein to the contrary notwithstanding, a supplemental agreement under this Article XII which affects any rights or duties of the Trustee, the Paying Agent or Co-Paying Agent or the Registrar shall not become effective unless and until the Trustee, Paying Agent or Co-Paying Agent or Registrar, as the case may be, shall have consented in writing to the execution of such supplemental agreement.

Section 1205. Notice of Amendments to Rating Agencies. Notice of any amendment to this Agreement shall be sent by the Trustee to Moody’s, if the series of Bonds affected by such amendment are then rated by Moody’s, to S&P, if the series of Bonds affected by such amendment are then rated by S&P, and to any other rating agency if the series of Bonds affected by such amendment are, at the request of the Company, rated by such rating agency, at their respective addresses furnished by such rating agency to the Trustee.

ARTICLE XIII. MISCELLANEOUS.

Section 1301. Notices.

(a) All notices, certificates, requests, complaints, demands, consents and other communications hereunder shall be deemed sufficiently given or filed for all purposes of this Agreement if and when sent by registered mail, return receipt requested, or by telecopy, promptly confirmed in writing: to the Authority, if addressed to the Hillsborough County Industrial Development Authority, c/o Morrison & Mills, P.A., 1200 West Platt Street, Suite 100, Tampa, Florida 33606, Attention: Thomas Morrison, Esq., telecopy no. 813-258-3209; to the Company, if addressed to Tampa Electric Company, Post Office Box 111, Tampa, Florida 33601, Attention: Corporate Secretary, telecopy no. 813-228-1328; to the Trustee, if addressed to The Bank of New York Trust Company of Florida, N.A., 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Department, telecopy no. 904-645-1997; or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondowner at the address shown on the registration books for the Bonds maintained by the Paying Agent. A Bondowner may direct the Paying Agent to change its address as shown on the registration books by written notice to the Paying Agent.

(b) Notice hereunder may be waived prospectively or retrospectively by the Person entitled to the notice, but no waiver shall affect any notice requirement as to other Persons.

(c) All documents received by the Trustee under the provisions of this Agreement, or photographic copies thereof, shall be retained in its possession until this Agreement shall be released under the provision of this Agreement, subject at all reasonable times to the inspection of the Authority, the Company, any Bondowner and any agent or representative thereof.

Section 1302. Successors and Assigns. The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.

Section 1303. Agreement Not for the Benefit of Other Parties. This Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Company, the Authority, the Trustee and the Bondowners.

Section 1304. No Recourse Against Authority. No recourse under or upon any obligations, covenants or agreement of this Agreement, or of any Bond, or in any way based thereon or otherwise in respect thereof, shall be had against any past, present or future member or officer, as such, of the Authority or any successor body politic, either directly or through the Authority, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being hereby expressly waived and released as a conclusion of and as consideration for, the execution of this Agreement and the issue of the Bonds.

Section 1305. Payments Due or Notices on Nonbusiness Days.

(a) If the date for any payment on the Bonds at a place of payment shall be other than a Business Day, then payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period other than as specifically provided for herein.

(b) In the event any date required for the giving of any notice under this Agreement (including without limitation any notice of Bondowner election and surrender of Bonds) is not a Business Day, such notice shall be given on the next preceding Business Day.

Section 1306. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

Section 1307. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 1308. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

Section 1309. Florida Law to Govern. This Agreement and each Bond shall be deemed to be a contract made under the laws of the State and for all purposes shall be construed in accordance with the laws of the State.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

HILLSBOROUGH COUNTY INDUSTRIAL
(Official Seal)	DEVELOPMENT AUTHORITY

Attest:

/s/ Kary McDonald	By:	/s/ Robert W. Miller
Kary McDonald		Robert W. Miller
Secretary		Chairman

Approved by General Counsel to the Hillsborough County Industrial Development Authority as to Form and Legal Sufficiency:

/s/ Thomas K. Morrison
Thomas K. Morrison, Esq.

TAMPA ELECTRIC COMPANY

	By:	/s/ Gordon L. Gillette
	Name:	Gordon L. Gillette
	Title:	Senior Vice President – Finance
and Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
As Trustee

	By:	/s/ Linda Boenish
	Name:	Linda Boenish
	Title:	Assistant Vice President

Signature Page of Loan and Trust Agreement S-1

STATE OF FLORIDA	)
) ss.:
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me on June 7, 2002, by Robert W. Miller, personally known to me, the Chairman of the Hillsborough County Industrial Development Authority, the public body corporate and politic and public instrumentality described in and which executed the above instrument.

/s/ Thomas K. Morrison
Notary Public
NOTARIAL SEAL	My commission expires: March 1, 2006

STATE OF FLORIDA	)
) ss.:
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me on June 10, 2002, by Kary McDonald, personally known to me, the Secretary of the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, the public body corporate and politic and public instrumentality described in and which executed the above instrument.

/s/ Kristi Lynn Campbell
Notary Public
NOTARIAL SEAL	My commission expires: September 19, 2004

STATE OF FLORIDA	)
) ss.:
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me on June 11, 2002, by Gordon L. Gillette, personally known to me, the Senior Vice President-Finance and Chief Financial Officer of TAMPA ELECTRIC COMPANY, on behalf of said corporation.

/s/ Michelle Lee Ellis
Notary Public
NOTARIAL SEAL	My commission expires: October 9, 2005

Signature Page of Loan and Trust Agreement S-2

STATE OF FLORIDA	)
) ss.:
COUNTY OF DUVAL	)

The foregoing instrument was acknowledged before me on June 11, 2002, by Linda Boenish, personally known to me, an Assistant Vice President of THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., the national banking association described in and which executed the above instrument on behalf of said national banking association.

/s/ Roxanne R. Shaw
Notary Public
NOTARIAL SEAL	My commission expires: March 5, 2005

Signature Page of Loan and Trust Agreement S-3

Exhibit A

PROJECT DESCRIPTION

The Project originally financed with the Series 1972 Bonds and bonds refunded with the proceeds of the Series 1991-92 Bonds includes facilities for the collection, processing, storage, treatment and disposal or recycling of various solid wastes and sewage and heated water associated with the Company’s Big Bend Station located in Apollo Beach, Hillsborough County, Florida and the Gannon Station located in Tampa, Hillsborough County, Florida. In general, these wastes include fly ash particulates, bottom ash/slag, economizer ash, pyrites, spent demineralizer/polisher resins, flue gas desulfurization scrubber waste, coal pile runoff and sewage.

The facilities originally financed at the Big Bend Station and Gannon Station included the following:

1.	Fly Ash Facility

The fly ash facility handles, disposes and recycles waste fly ash. The facility includes the fly ash collection system, storage equipment, reinjection system, hoppers, silos, disposal area, pug mill conditioning system, related auxiliaries and structures.

2.	Bottom Ash/Slag Facility

The bottom ash/slag facility handles, disposes and recycles waste bottom ash and slag. The facility includes the slag pond, transfer equipment, sedimentation pond, related auxiliaries and structures.

3.	Economizer Ash

The economizer ash facility handles and recycles economizer ash. The facility includes the economizer hoppers, silos, transfer equipment, related auxiliaries and structures.

4.	Spent Demineralizer/Polish Resin

The spent demineralizer/polisher resin facility handles, recycles and disposes of spent demineralizer resin. The facility includes the spent resin vessels, regenerant chemical system, neutralization tanks, related auxiliaries and structures.

5.	Sewage Facility

The sewage facility collects and processes domestic sanitary sewage. The facility includes the sewage treatment plants, sewers, drains, related auxiliaries and structures.

6.	Flue Gas Desulfurization Scrubber Waste Facility

The FGD Scrubber Waste facility handles, disposes of and recycles waste scrubber reagent. The facility includes tanks, pumps, piping and related equipment and structures associated with the handling and disposal of the scrubber sludge and tanks, pumps, piping and related equipment associated with the recycling of the scrubber sludge transportation water.

A-1

7.	Coal Handling and Blending System

The coal pile runoff system handles runoff and dust suppression. The facility includes water sprays and filters.

8.	Water Cooling System

The water cooling system circulates and cools heated water before discharge. The facility includes piping and related structures.

A-2

Exhibit B

FORM OF SERIES 2002 BOND

CUSIP NO:	PRINCIPAL AMOUNT:	$

Registered No. R-    -

United States of America

State of Florida

HILLSBOROUGH COUNTY

INDUSTRIAL DEVELOPMENT AUTHORITY

Pollution Control Revenue Refunding Bond

(Tampa Electric Company Project),

Series 2002

☒	Check this box if the Bond is a Global Bond.

Applicable if the Bond is a Global Bond:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Bond is a Global Security within the meaning of the Agreement hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary (“Depositary”), as requested by an authorized representative of the Depositary. This Bond is exchangeable for Bonds registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

ORIGINAL ISSUE DATE: June 11, 2002	INTEREST PAYMENT DATES: April 1 and October 1 of each year, commencing October 1, 2002.
STATED MATURITY: October 1, 20

INTEREST RATE: % per annum.	REGISTERED OWNER: CEDE & CO.

HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the “Authority”), a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter referred to, to the Registered Owner of this Bond, or registered assigns, on the Maturity Date (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the principal corporate trust office of the Paying Agent (hereinafter mentioned), the Principal Amount in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and to pay, solely from said special fund, to the Registered Owner hereof as determined at the close of business on the applicable record date at its address as it appears on the Bond registration books kept by the Registrar, interest on said Principal Amount from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for or, if no interest has been paid, from the date this Bond was authenticated at the interest rate set forth above per annum until payment of said Principal Amount, such interest to the Maturity Date being payable on the Interest Payment Dates in like coin or currency; provided, however, payment of interest on any Interest Payment Date shall be made to the Registered Owner hereof as of the close of business on the Record Date (as defined in the Agreement) with respect to such Interest Payment Date and shall be paid by (i) check mailed to such Registered Owner hereof at his address as it appears on the registration books of the Authority maintained by the Registrar or at such other address as is furnished in writing by such Registered Owner to the Registrar not later than the close of business on the Record Date or (ii) transmitted by wire transfer in immediately available funds to the accounts with commercial banks located within the United States of America of those owners which hold at least $1,000,000 principal amount of the Bonds of this series and which shall have provided wire transfer instructions to the Paying Agent prior to the close of business on such Record Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

THIS BOND AND THE PREMIUM, IF ANY, AND THE INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF ANY AUTHORITY OR COUNTY OR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, INCLUDING, WITHOUT LIMITATION, THE AUTHORITY AND HILLSBOROUGH COUNTY, FLORIDA. NEITHER ANY AUTHORITY OR COUNTY NOR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, SHALL BE OBLIGATED TO PAY THIS BOND OR THE PREMIUM, IF ANY, OR INTEREST HEREON EXCEPT FROM THE PAYMENTS FROM THE COMPANY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY AUTHORITY OR COUNTY, INCLUDING WITHOUT LIMITATION, THE AUTHORITY AND HILLSBOROUGH COUNTY, OR OF THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THIS BOND. THE AUTHORITY HAS NO TAXING POWER.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Agreement until it shall have been authenticated by the execution by the Paying Agent of the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Bond to bear the facsimile signatures of its Chairman and Secretary and a facsimile of its official seal to be imprinted hereon, all as of the Date Hereof.

HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

By
Robert W. Miller
Chairman
[SEAL]

Attest:

Kary McDonald
Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the bonds of the Series designated herein and referred to in the within-mentioned Agreement.

Date of Authentication:	THE BANK OF NEW YORK TRUST COMPANY
OF FLORIDA, N.A.
As Trustee

By
Authorized Signatory

9. This Bond is one of a duly authorized series of revenue bonds of the Authority in the aggregate principal amount of up to $147,085,000, known as “Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2002” (the “Bonds”), issued under and pursuant to a Loan and Trust Agreement, dated as of June 1, 2002 (the “Agreement”) by and among the Authority, Tampa Electric Company, a corporation organized and existing under the laws of the State of Florida (the “Company”) and The Bank of New York Trust Company of Florida, N.A. a national banking association, having its principal corporate trust office in the City of Jacksonville, Florida (said association and any bank or trust company becoming successor trustee under the Agreement being herein called the “Trustee”), for the purpose of refinancing a portion of the cost of acquiring, constructing and installing certain air and water pollution and waste control facilities including any structures, machinery, fixtures, improvements and equipment (the “Project”), at Unit Nos. 1, 2, 3 and 4 of the Big Bend Station and Unit Nos. 1, 2, 3, 4, 5 and 6 of the F.J. Gannon Station (the “Units”) of the Company, located in Hillsborough County, Florida, together with all additions thereto, substitutions therefor and deletions therefrom, as they may at any time exist.

10. This Bond is issued and the Agreement was made and entered into under and pursuant to the constitution and laws of the State of Florida, particularly Parts II and III of Chapter 159, Florida Statutes, as amended (the “Act”), and under and pursuant to resolutions duly adopted by the Authority.

11. Terms which are used herein as defined terms and which are not otherwise defined shall have the meanings assigned to them in the Agreement.

12. Copies of the Agreement are on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Agreement for the provisions, among others, with respect to the custody and application of the proceeds of Bonds issued under the Agreement, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and premium, if any, and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the conditions under which after an Event of Default the principal amount of this Bond may be declared due and payable, the rights, duties and obligations of the Authority and of the Trustee and the rights of the holders of the Bonds.

13. The Agreement also prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Agreement, except for the purpose of payment, registration, transfer or exchange of Bonds, including a provision that under certain circumstances the Bonds shall be deemed to be paid if Governmental Obligations maturing as to principal and interest in such amounts and at such times as to ensure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee.

14. The Agreement provides that the Authority shall lend to the Company the proceeds of the issuance of the Bonds (the “Loan”). In accordance with and as required by the Act, the Agreement provides for the repayment by the Company of the Loan and interest thereon in installments sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable, and the Agreement further obligates the Company to pay the cost of maintaining, repairing and operating the Project. The Agreement provides that payments shall be made directly to the Paying Agent for the account of the Bondowners. The Agreement provides that the Company is unconditionally obligated to meet its obligations to pay principal, premium, if any, and interest and to perform and observe the other agreements on its part contained therein. Under the Agreement, the Authority has pledged and assigned to the Trustee all its rights under the Agreement (except its rights to payment of certain costs and expenses and to indemnification), including its rights to payments from the Company, as security for the payment of the principal of and premium, if any, and interest on the Bonds.

15. This Bond shall bear interest from and including the Interest Payment Date next preceding the date of authentication hereof, or, if such date of authentication shall be an Interest Payment Date to which interest on this Bond has been paid in full or duly provided for, this Bond shall bear interest from its date of authentication, or, if no interest has been paid or duly provided for hereon, this Bond shall bear interest from the date of initial authentication and delivery of Bonds under the provisions of the Agreement; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds or, if no interest has been paid or duly provided for on the Bonds, from the date of initial authentication and delivery of Bonds under the provisions of the Agreement. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as described in the Agreement, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. “Interest Payment Date” means April 1 and October 1 of each year, beginning on October 1, 2002. The term “Business Day” means a day on which banks located in the city or cities in which the principal corporate trust offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

16. The Bonds shall be deliverable in the form of registered Bonds without coupons in the denominations of $5,000 and any multiple thereof (“Authorized Denominations “).

17. Under the Agreement, The Bank of New York Trust Company of Florida, N.A. has been appointed as the initial Paying Agent and Registrar for the Bonds. The Trustee, the Paying Agent and the Registrar may be removed or replaced by the Company.

18. REDEMPTION PROVISIONS. IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR PORTION HEREOF) IS SUBJECT TO REDEMPTION, IN EACH CASE UPON NOTICE TO THE OWNER HEREOF AS OF A DATE PRIOR TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE REDEMPTION PRICE WITH THE PAYING AGENT ON THE REDEMPTION DATE THIS BOND (OR PORTION HEREOF) SHALL CEASE TO BE DEEMED TO BE OUTSTANDING UNDER THE AGREEMENT, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE REDEMPTION PRICE SO DEPOSITED WITH THE PAYING AGENT BUT ONLY UPON SURRENDER OF THIS BOND TO THE PAYING AGENT.

19. The Bonds shall be subject to redemption at the option of the Company in whole or in part at any time on or after October 1, 2012, at a redemption price equal to the principal amount redeemed, plus interest accrued to the redemption date. If this Bond is of a denomination in excess of the minimum Authorized Denomination, portions of the principal amount in Authorized Denominations may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this Bond to the Paying Agent, there will be issued to the Registered Owner, without charge, a new Bond or Bonds, at the option of the Registered Owner, for the unredeemed principal amount.

20. In the event that (i) continued operation of the Units becomes impracticable, uneconomical, or undesirable, (ii) the Units are condemned or taken by eminent domain, or (iii) the Company is prevented from carrying on normal operation by injunction as provided in the Agreement, the Bonds may be redeemed as a whole on any date selected by the Company, but not less than 45 days after nor more than 180 days after the Company shall have given notice of its exercise of the right to make such prepayment, at the principal amount thereof plus accrued interest to the redemption date, and without premium.

21. In the event that the interest on any Bond has been determined to be includable in gross income for federal income tax purposes in accordance with and as provided in the Agreement due to the failure of the Company to observe any covenant, agreement or representation in the Agreement, the Bonds shall be called for redemption as a whole or in part, on any date selected by the Company, but not later than 180 days after the date of such determination, at the principal amount thereof plus interest accrued thereon to the date fixed for redemption, and without premium. The Bonds shall be called for redemption in part only if the interest on the Bonds which remain outstanding following such redemption will, in the opinion of nationally recognized bond counsel, be excluded from gross income for federal tax purposes.

22. If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Agreement in Authorized Denominations.

23. The Paying Agent shall give or cause to be given notice of any redemption of this Bond as provided above to the Registered Owner at its address shown on the registration books maintained by the Paying Agent. A certificate of the Paying Agent shall conclusively establish the mailing of any such notice for all purposes. Notice of redemption having been duly mailed, this Bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this Bond (or such portion) will no longer accrue. If a portion of this Bond shall be called for redemption a new Bond or Bonds in principal amount equal to the unredeemed portion hereof will be issued to the Registered Owner upon the surrender hereof.

24. If any Bonds are not presented for payment at their redemption or maturity date, the Registered Owners thereof shall look only to the moneys set aside for such purpose by the Paying Agent. After one year, such moneys may be paid to the Company, and the holders of such Bonds shall thereafter look only to the Company for payment thereof.

25. The transfer of this Bond may be registered by the Registered Owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Registrar, but only in the manner and subject to the limitations and conditions provided in the Agreement and upon surrender and cancellation of this Bond. Upon any such registration of transfer, the Authority shall execute and the Paying Agent shall authenticate and deliver in exchange for this Bond a new registered Bond or Bonds, registered in the name of the transferee, of Authorized Denominations, in aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

26. The Registered Owner of this Bond shall have no right to enforce the provisions of the Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Agreement, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Agreement.

27. Modifications, alterations or amendments of the Agreement or of any amendment thereto may be made only to the extent and in the circumstances permitted by the Agreement.

28. This Bond shall be governed by and construed in accordance with the laws of the State of Florida.

29. All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Agreement have happened, exist and have been performed as so required.

30. The Registered Owner of this Bond, by acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Agreement.

31. The Authority, the Trustee and the Company may treat the Registered Owner as the absolute owner of this Bond for all purposes, notwithstanding any notice to the contrary.

32. Neither the members of the Authority nor any person executing this Bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this Bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints                      attorney-in-fact to transfer it on the books kept for registration of the Bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the Bond without alteration or enlargement or other change.

Dated:

Signature Guaranteed:

By:
Authorized Signature

B-8